UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SolarEdge Technologies, Inc.

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To Our Shareholders

Dear fellow shareholders,

SolarEdge is a global leader in renewable energy solutions, built on innovation, engineering excellence, and strong customer relationships. Our mission is to develop and scale technologies that improve how we generate, manage, store and use electricity at a time when global power demand is rising rapidly.

2025 was a defining year for SolarEdge. It was a year of honest self-assessment, decisive action, and tangible progress in our turnaround, including strong year-over-year revenue growth, gross margin expansion in each quarter, and a return to positive free cash flow for the full year. We also advanced our next-generation roadmap, including the Single SKU concept and initial SolarEdge Nexis shipments, and continued to ramp up U.S. manufacturing—including export of U.S.-manufactured products.

Our turnaround strategy has been grounded in four core priorities: strengthening our financial profile, gaining market share, accelerating innovation, and ramping our U.S. manufacturing capacity. These priorities are operational and measurable, and they continue to guide our decision-making across the organization as we shift from stabilizing the business to executing at scale.

First, we strengthened our financial profile through disciplined cash, cost, and working capital management. We reduced inventory for multiple consecutive quarters, streamlined and exited noncore activities and geographies, and improved operating performance quarter by quarter. Importantly, we generated positive free cash flow for the full year, a meaningful change from 2024, and ended 2025 with a healthy cash and investments position to support our growth plans.

Second, we refocused on customers and operational execution. In the U.S., we increased market share across residential, commercial and storage, supported by improved quality and service, deep relationships with third-party ownership (TPO) partners, and products designed to meet domestic content and non-FEOC requirements. In Europe, we continue to focus on prolonged channel inventory normalization, working closely with installers and distributors and rebuilding engagement, and we began to see initial share gains and improving trends as the year progressed.

Third, innovation remains central to our long-term value creation. During 2025, we introduced the Single SKU concept, a software defined platform that reduces complexity by allowing an inverter SKU to be programmed to the desired kilowatt rating in the field. We also advanced our next generation SolarEdge Nexis platform, shipping initial units and progressing toward broader rollout, alongside continued investment in software and energy management capabilities that support integrated solar, storage, EV charging, and load control solutions. We also began investing in AI data center power solutions, where power is increasingly the limiting factor for AI expansion and the industry is moving toward 800V DC architectures. Building on two decades of power electronics expertise, we are advancing a solid state transformer platform designed to convert medium voltage directly to 800V DC with very high efficiency, and we have begun engaging with potential customers and ecosystem partners.

Finally, we continued to ramp our U.S. manufacturing footprint to reinforce supply chain resilience, improve our cost’s structure, and support customers seeking American-manufactured solutions. Our footprint includes residential inverters in Texas, optimizers and commercial inverters in Florida, and batteries in Utah. We reached an important milestone by beginning to export U.S.-manufactured products to international markets.

I am extremely proud of the SolarEdge team’s continued focus on disciplined execution, strong governance, and long-term shareholder value. Over the past year, we continued to prioritize our engagement with shareholders and remained committed to governance practices that promote accountability and effective oversight. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible so your shares are represented.

While challenges remain and the external environment continues to evolve, we enter 2026 with clearer momentum and a stronger foundation. We intend to maintain the discipline we rebuilt in 2025 while shifting to an offense mindset, moving toward profitable growth, continue gaining share in our core markets, scaling Nexis, and investing in new high growth adjacencies such as AI data center power solutions.

We measure our success by building a more resilient, more profitable SolarEdge—one that earns customer trust, compounds innovation over time, and delivers sustainable long-term returns for our shareholders. On behalf of the Board of Directors and the entire SolarEdge team, thank you for your continued trust and support. We remain committed to transparent communication and rigorous execution, and we look forward to updating you on our progress in the year ahead.

Sincerely,

Shuki Nir CEO 1 HaMada Street, Herziliya Pituach, Israel

Notice Of Annual Meeting
Of Stockholders

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of SolarEdge Technologies, Inc. (the "Company") will be held at 200 Park Avenue, New York, NY 10166-0193 on June 3, 2026, at 9:00 am Eastern Time, for the following purposes:

●	To elect the seven director nominees named in the Proxy Statement as directors of the Company to hold office for a one-year term until the 2027 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.
●	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as our independent registered public accounting firm for the year ending December 31, 2026.
●	To approve, on an advisory and non-binding basis, the compensation of our named executive officers (commonly referred to as a "Say-on-Pay" vote).
●	To approve the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.
●	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on April 6, 2026, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

As part of our desire to operate more sustainably, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing a Notice of Internet Availability of our Proxy Materials to many of our stockholders (the “Notice”) instead of a paper copy of this proxy statement and our 2025 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive the Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. By employing this distribution process, we strive to conserve natural resources and reduce the resources involved in printing and distributing our proxy materials.

E-Delivery

In addition, the Notice provides information regarding how you may request to receive proxy materials electronically by email on an ongoing basis. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Stockholders of record may vote in advance of the Annual Meeting by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or Notice.

Beneficial owners should review these proxy materials and their voting instruction card or Notice, for how to vote in advance of and participate in the Annual Meeting. For 10 days before the meeting, the list of stockholders entitled to vote at the Annual Meeting shall be available for examination by stockholders at the principal place of business of the Company at 1 HaMada St., Herzliya Pituach, Israel.

The Notice and the proxy materials have been made available to our stockholders on or about April 23, 2026.

Whether or not you expect to attend the meeting, we hope you will vote as soon as possible so that your shares may be represented at the meeting.

By Order of the Board of Directors Dalia Litay Chief Legal Officer & Corporate Secretary 1 HaMada Street, Herziliya Pituach, Israel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 3, 2026: This Notice of Annual Meeting, this Proxy Statement and our 2025 Annual Report are available on the Internet at www.proxyvote.com.

Proxy Executive Summary

This summary highlights information contained elsewhere in this proxy statement.

This summary does not contain all of the information that you should consider. You should read the entire proxy statement and SolarEdge’s 2025 Annual Report on Form 10-K (as Amended, “2025 Annual Report”) before voting.

Meeting Agenda and Voting Recommendations

Item	Proposal	Board Voting Recommendation	Page Reference
1	Election of directors:	For Each Nominee	17
	Nominees
	1a. Avery More
	1b. Gilad Almogy
	1c. Betsy Atkins
	1d. Dana Gross
	1e. Guy Gecht
	1f. Yehoshua (Shuki) Nir 1g. Yoram Tietz
2	Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	For	41
3	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).	For	43
4	Approval of the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.	For	44

Our Company

SolarEdge is a global leader in smart energy technology that changed the way power is harvested and managed in photovoltaic (also known as PV) systems. Our direct current (“DC”), optimized inverter system maximizes power generation while lowering the cost of energy produced by the PV system for improved return on investment. Additional benefits of the DC optimized inverter system include: comprehensive and advanced safety features, improved design flexibility, efficient integration (DC coupled) with SolarEdge storage solutions, and improved operation and maintenance, with remote monitoring at the module-level. The typical SolarEdge DC optimized inverter system consists of inverters, Optimizers, a communication device which enables access to a cloud-based Monitoring Platform and, in many cases, a battery and additional smart energy management solutions and devices, such as EV chargers and load controllers. As part of our hardware sales, we also provide the energy management software which controls, manages and optimizes the energy production, storage and use of energy generated by our systems. Our solutions address a broad range of solar market segments, from residential solar installations to commercial and small utility scale solar installations.

Financial Highlights and Link to Pay Decisions

GAAP Net loss of

$405.4 million

GAAP Net loss per share of

$6.88

GAAP Revenue of

$1.2 billion

Total Number of Employees

~3,576

Non-GAAP* Net loss of

$140.3 million

Non-GAAP* Net loss per share of

$2.38

How Our Compensation Program Supports Our Business Strategy

Our executive compensation program is designed to align stockholders’ interests with the Company’s performance, retain and incentivize our senior executives, drive long-term business goals and encourage responsible risk-taking. These goals are achieved by linking individual pay with the Company’s overall performance on financial and business strategic goals. All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-term incentive awards are designed to align executives with the Company’s long-term performance. In 2025, as in recent years, the long-term award mix under the annual equity incentive program was comprised 50% of performance stock units (“PSUs”) and 50% of time-based restricted stock units (“RSUs”).

Corporate Governance Highlights

Board and Committee Practices

●	6/7 directors (86%) are independent
●	2/7 of our Board members (29%) are women and 71% are men[1]
●	Balanced Board composition of tenure, skills, experience and background
●	Independent Chairperson, separate from CEO
●	Limits on the number of boards on which our directors may serve, with no director permitted to serve on more than five public boards
●	Annual Board and Committee self-evaluation
●	Nominating and Corporate Governance Committee oversight of sustainability and other governance matters
●	Compensation Committee oversight of human capital management strategies and policies

Accountability and Other Governance Practices

●	Clawback policy covering both cash and equity incentive-based compensation
●	Prohibition on hedging and pledging transactions by all employees and directors
●	Stock ownership and share retention policy for Board members and executive officers
●	Annual stockholder advisory vote on executive compensation (“Say-on-Pay”)
●	Comprehensive Code of Conduct and other corporate policies broadly adopted throughout the Company
●	Responsive, active, and ongoing stockholder engagement
●	Annual sustainability reporting in reference to SASB and GRI frameworks
●	Quarterly reporting regarding cyber related matters to our Technology and Cyber Committee

Stockholder Rights

●	Comprehensive stockholder outreach program
●	No stockholder rights plan
●	No dual-class share structure with each stockholder having one vote per share
●	Declassification of the board and no supermajority voting provisions to amend governing documents

Board Oversight of Incentive Structure for Executives

●	Our Compensation Committee annually reviews and approves incentive structure, targets, and objectives in alignment with the Company’s business strategy
●	Financial and specific performance-based incentive targets are set by our Compensation Committee to reward financial and operational performance that advances the Company’s short- and long-term strategic goals
●	Relative and absolute stock price-based performance goals are established by our Compensation Committee under our equity compensation program to align executive and stockholder interests

1 As of this date of this proxy statement.

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Audit and Related Fees	39
Proposal No. 3 Say-On-Pay	41
Proposal No. 4 Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	42
Purpose and Effect of the Proposed Amendment	42
Effectiveness	43
Security Ownership of Certain Beneficial Owners and Management	44
Equity Compensation Plan Information	45
Employee Stock Purchase Plan	46
Executive Officers	46
Executive Compensation	47
Compensation Discussion And Analysis	47
Company Named Executive Officers	48
Compensation Strategy	48
Compensation Objectives and Guiding Principles	48
Compensation Governance Highlights	49
2025 Total Target Compensation	49
Elements of Compensation	51
Implementing Compensation Objectives	53
Determining Compensation	53
Role of Compensation Committee and Management	53
Role of Compensation Consultants	53
Compensation Peer Group	54
2025 Pay Positioning	55
Advisory Vote on Executive Compensation	55
Compensation-Related Governance Policies	56
Equity Grant Practices	56
Clawback Policy	56
Stock Ownership and Holding Guidelines	56
Compensation of the Named Executive Officers	57
Base Salary	57
Annual Cash Incentive Compensation	58
Equity Compensation	59
Other Compensation	60
Tax Deductibility of Compensation	60
Compensation Committee Report	60
Compensation Risk	61
Summary Compensation Table	61
2025 Grants of Plan-Based Awards	62

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Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our social, environmental and other sustainability plans and goals, made in this document are forward-looking. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, our sustainability and corporate responsibility initiatives and goals are aspirational and may change. Statements regarding our initiatives and goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our environmental, social and governance initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Proposal No. 1
Election Of Directors

The Company’s Board of Directors is presently comprised of seven members, who were previously divided into three classes, designated as Class I, Class II and Class III. The classification of our board of directors has been phased out, such that, beginning with this year’s 2026 Annual Meeting of Stockholders, the declassification of our board of directors has been completed and all directors will be subject to annual election for one-year terms. Our board of directors consists of Avery More, Shuki Nir, Guy Gecht, Betsy Atkins, Yoram Tietz, Dana Gross, and Gilad Almogy. Each of our seven directors have terms of office expiring at our Annual Meeting. Each of Betsy Atkins, Yoram Tietz, Gilad Almogy, Avery More, and Shuki Nir were last elected at our 2025 annual meeting of stockholders. Dana Gross was appointed to our Board effective July 5, 2023, and was initially recommended to our Board by the Company’s former CEO, Zvi Lando. Guy Gecht was appointed to our Board effective November 6, 2024, and was initially recommended to our Board by a non-management director.

If elected at the Annual Meeting, each of the nominees will serve for a one-year term until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification, or removal. If any nominee is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled on a later date by the Board, or the Board may reduce the size of the Board of Directors.

For each of the director nominees the following pages contain certain biographical information including a description of their professional background, primary qualifications, attributes and skills, as well as information on which Board committees the directors serve on.

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Nominees for Election or Reelection

Avery More Director Since: 2006 Age: 71

Committees:
Nomination and Corporate Governance Committee (Member), Technology and Cyber Committee (Member)

Other Current Public Boards: None

Mr. More has been Chairperson of our Board since November 7, 2024, and has served as a member of our Board of Directors since 2006.

Mr. More was the sole seed investor in the Company through his fund, ORR Partners, and participated in all successive rounds. Mr. More continues to invest in technology companies, with ORR Partners, Innoventions Capital and More Family Investments entities. Previously, Mr. More was the president and chief executive officer of CompuCom Systems Inc. from 1989 to 1993. Mr. More currently serves on the board of directors of several private companies, including BuzzStream, AppDome, HolistiCyber Ltd., and various portfolio companies of Innoventions Capital.

Mr. More’s historical knowledge of our company and his experience as a director of other technology companies provides a valuable perspective to our Board.

Gilad Almogy Director Since: January 6, 2025 Age: 60

Committees:  Technology and Cyber Committee (Member)

Other Current Public Boards: None

Mr. Almogy has been a founder of and the Chief Executive Officer of Ultima Genomics, Inc., provider of the first $100 human genome sequencing solution, since 2016. Previously, Mr. Almogy founded and served as the Chief Executive Officer of Cogenra Solar Inc., which he led from its inception until its acquisition by SunPower Corporation (Nasdaq: SPWR) in 2015. From 1997 to 2009, Mr. Almogy served in a number of roles at Applied Materials, Inc. (Nasdaq: AMAT), culminating in the position of Senior Vice President. Mr.  Almogy holds a PhD in Applied Physics from the California Institute of Technology and a BSc in Mathematics and Physics from the Hebrew University in Jerusalem’s Talpiot program.

Mr. Almogy brings to the Board years of leadership experience and insights into business and technology development. His extensive background in these areas significantly enhances our Board’s strategic perspective.

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Betsy Atkins

Committees: Nominating and Corporate Governance Committee (Chairperson), Technology and Cyber Committee (Member), Compensation Committee (Member)

Other Current Public Boards: Wynn Resorts Ltd. and Enovix Corp.

Director Since: 2021 Age: 71

Ms. Atkins has served as a member of our Board of Directors since 2021.

Ms. Atkins is a seasoned business-woman and serial entrepreneur with two decades of experience serving on some of the world’s most visible global public company boards. She served as the CEO of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. She has previously served as CEO and Chairperson of SaaS company Clear Standards, Inc., an energy management and sustainability software company, a position she held between February and August 2009. She also served as CEO of Key Supercomputer, focused on seismic analytics, applying AI machine learning technology to pinpoint reserves using predictive and prescriptive analytics, between 2008 and 2010 and as CEO of NCI, Inc., a food manufacturer creating Nutraceutical and Functional Food products.

In addition, Ms. Atkins is a highly acclaimed public company Board Director and author. For 21 years, she has worked behind the scenes at companies like Schneider, Lucent, Vonage, SunPower Corp, Paychex and Nasdaq Inc. Ms. Atkins started her business career as an entrepreneur co-founding several successful high tech, energy and consumer companies including Ascend Communications. Ms. Atkins is an effective operational leader, having served as CEO three times and she has a strong global and operational perspective encompassing the full range of experience from growth to restructuring and is a recognized Sustainability and Governance thought leader. Her corporate board experience covers industries including Technology, Energy Management, Solar, Industrial Automation, Manufacturing, Automotive, and Logistics.

Ms. Atkins brings the knowledge of leveraging next gen digital technologies, is an innovative entrepreneur for tech enablement for the future of work for manufacturing 4.0 initiatives (i.e. applying industrial Internet of Things, or IoT, for preventative maintenance in the Industrial, Automotive, and Aerospace sectors). Ms. Atkins has a global, broad perspective on energy from her role as Lead Director at SunPower Corporation, the renewable solar company, Schneider Electric, SA, the energy efficiency infrastructure monitoring and industrial automation process control company, where she served from 2005 to 2012 and 2011 to 2019, respectively, she also served on the board of SL Green Realty Corp., the real estate investment trust, between 2015 and 2024. She also served on the boards of Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from February 2016 until September 2019, Cognizant Technology Solutions Corporation, an information technology services company, from April 2017 to October 2018 and HD Supply, Inc., an industrial distributor, from September 2013 to April 2018. Her areas of experience include Artificial Intelligence, Seismic Analytics, Internet of Things (IoT), using technology to digitize processes driving accuracy and productivity, Cyber Security, Mobile and SaaS. Ms. Atkins currently serves on the public boards of Wynn Resorts, Limited, and Enovix Corporation.

Ms. Atkins holds a degree in liberal arts from the University of Massachusetts, Magna Cum Laude.

Ms. Atkins brings to the Board valuable business experience through her years of experience as a chief executive officer with technology and energy companies, her extensive experience in ESG, and her experience as a director of other public companies.

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Guy Gecht Director Since: November 6, 2024 Age: 60

Committees:  Audit Committee (Member) and Technology and Cyber Committee (Chairperson)

Other Public Boards: Logitech International S.A.

Mr. Gecht brings decades of leadership and board experience to the SolarEdge Board in the fields of technology, AI, and cybersecurity. Mr. Gecht serves as Board Chair of Logitech International S.A. (Nasdaq: LOGI) a designer of software enabled hardware solutions and previously served as Interim CEO from June to December 2023. He served as Chief Executive Officer of Electronics for Imaging, Inc. (formerly NASDAQ: EFII) from 2000 to 2018, transforming the company into a global digital imaging technology platform. Prior to joining EFI, Mr. Gecht worked for several startups in software leadership roles and was Chief Technology Officer of Apple Israel. Mr. Gecht also served on the Board of Directors of Check Point Software Technologies (Nasdaq: CHKP) from 2006 to 2024, including as Lead Independent Director from 2020 to 2024.

Mr. Gecht brings senior leadership, governance as well as technology and cybersecurity expertise and strategy, M&A and international experience to the Board, having led the transformation and growth of Electronics for Imaging into a global leader in digital imaging.

Dana Gross	Committees: Audit Committee (Member); Compensation Committee (Chairperson) Other Current Public Boards: Tower Semiconductors Ltd. and Playtika Holding Inc.
Director Since: 2023 Age: 58

Ms. Gross has served as a member of our Board of Directors since 2023.

Ms. Gross brings over 25 years of strategic and financial expertise to the Board of Directors from technology companies ranging from fintech to AI. Ms. Gross is Head of Strategic Initiatives at Fiverr International Ltd., an online marketplace, since 2022. She previously served as Chief Operating Officer of Prospera Technologies, an AI Agtech company, between 2016 and 2021 and later as Chief Strategy Officer (CSO) at Prospera Technologies between 2021 and 2023. She has also previously held the role of Chief Financial Officer at eToro, a fintech company, and has served on the boards of such companies as M-Systems, AudioCodes, and Power Dsine. She was also a venture partner at one of Israel's leading venture capital funds, Viola Ventures. Ms. Gross has also held various executive management positions at M-Systems from 1992 to 2006, when it was ultimately acquired by SanDisk, and as CEO of Btendo, a start-up company that developed MEMS based PICO projection solutions, until it was acquired by ST Microelectronic in 2012. Ms. Gross holds a BSc in Industrial Engineering from Tel Aviv University and an MBA from San Jose University.

Ms. Gross brings valuable financial, strategic and business experience to our Board through her years of experience in both executive financial and strategic roles at public companies.

20

Yoram Tietz Director Since: January 6, 2025 Age: 63

Committees:  Audit Committee (Chairperson); Compensation Committee (Member)

Other Current Public Boards: None

Mr. Tietz is a seasoned financial expert, with over 36 years in the field of public accounting, 15 of which he spent as the Managing Partner of Kost Forer Gabbay & Kasierer, a member of EY Global (EY Israel) from 2007 until 2022. Currently, Mr. Tietz has served as a senior advisor at General Atlantic LLP., a global investment firm, since 2022.Mr. Tietz is also the chairman of the Friends of Sheba Medical Center, the largest Hospital in Israel, and the Chairman of Birthright Israel Excel (non-profit organizations). Mr. Tietz holds a B.A. in Economics and Accounting from Tel Aviv University.

Mr. Tietz brings to the Board a wealth of leadership and financial expertise, through years of distinguished service. His career experience encompasses strategic decision-making, and financial management, making him a valuable asset to our Board.

Yehoshua (Shuki) Nir Chief Executive Officer Director Since: December 4, 2024 Age: 57

Committees: None

Other Current Public Boards:  Oddity Tech Ltd.

Mr. Nir has nearly three decades of experience in leadership roles at multinational technology companies, most recently as SolarEdge’s Chief Executive Officer as of December 2024 and SolarEdge’s Chief Marketing Officer from June 2024 to December 2024. Prior to joining SolarEdge, Mr. Nir worked at Nir Strategic Advice Ltd., a strategic consulting firm for multinational technology companies, from 2017 to 2024.

Mr. Nir served as the General Manager of the consumer business at SanDisk (Nasdaq: SNDK) from 2008 to 2016, where he led the strategic transformation and turnaround of a loss-making division into a profitable global market leader. Mr. Nir’s extensive tenure includes strategic consulting for multinational corporations and serving on several boards, including IronSource (NYSE: IS), Kornit Digital (Nasdaq: KRNT) (until 2024), and Oddity (Nasdaq: ODD).
Mr. Nir holds an MBA, an LLB and BA in accounting from Tel Aviv University.

Mr. Nir brings to the Board years of senior leadership experience in the technology sector. His extensive background provides a valuable perspective that enriches our management and Board's strategic discussions.

The Board of Directors recommends a vote FOR the election of each of the director nominees.

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Director Skills, Experience and Background

The Nominating and Corporate Governance Committee and the Board have identified particular qualifications, attributes, skills and experiences that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities:

Leadership and Executive Experience in Public Companies
We believe that directors who have significant practical experience, demonstrated business acumen and leadership, and high levels of accomplishment will possess the ability to exercise sound business judgment and to provide insight and practical wisdom to help us analyze, shape, and oversee the execution of important operational and policy issues while understanding the legal and regulatory demands required from a public company.

Extensive Knowledge of the Company’s Business
We design and manufacture both hardware and software technological solutions for the smart energy market while constantly developing and growing our business. Our director’s commitment to understanding the Company and its business, industry, and strategic objectives is significant for their contribution to our strategic planning and business discussions.

High Level of Financial Expertise
Accurate financial reporting, robust auditing and familiarity with new accounting principles and practices are important for us as a publicly traded company. We, therefore, seek to have a number of directors who qualify as Audit Committee financial experts. We further expect all of our directors to be financially knowledgeable in order to understand and advise on our financial reporting, internal control, and investment activities.

Broad International Exposure
We currently have a presence in 25 countries around the world. Our products have been installed in approximately 140 countries around the world. Due to the global nature of our business, we deem it critical for our directors to be able to provide valuable business and cultural perspective on our international operations.

Innovation and Technology
Our products reflect a focus on innovation and we are continuously searching to improve and enhance the capabilities of our technology departments. It is important for us to have directors who share the desire for technological innovation, who have themselves led technology companies and who want to be a part of leading the path for continuous innovation in the area of smart energy. In light of the importance of protection of infrastructure from security threats including cyber, we look to our board members for their experience in this area.

Independence For non-employee directors, it is important that our directors are independent under Nasdaq listing standards and other applicable rules and regulations.

The table below summarizes the specific skills and attributes most valued by the Nominating and Corporate Governance Committee and the Board in connection with annual assessment and/or appointment decision-making for each director or nominee listed below. Therefore, the absence of a particular skill for a director does not necessarily mean the director does not possess that attribute.

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Skills and Expertise*

Leadership and Executive Experience		Knowledge of the Company’s Business	Financial Expertise	Broad International Exposure	Innovation and Technology	Independence	Tenure
Avery More	●	●		●	●	●	20 years*
Gilad Almogy	●	●		●	●	●	1 year
Betsy Atkins	●	●		●	●	●	5 years
Guy Gecht	●	●	●	●	●	●	1 year
Dana Gross	●	●	●	●		●	3 years
Shuki Nir	●	●		●	●		1 year
Yoram Tietz	●	●	●	●		●	1 year
Board Composition (%)							Average Tenure: 4.5
100%		100%	42%	100%	71%	86%

* SolarEdge has been public since 2015. The Board weighed the potential impact of tenure on the independence of our longest-serving director, Mr. More and determined that Mr. More’s independence from management has not been diminished by his years of service.

Board Composition

The Board conducts regular renewal and refreshment assessments. As part of such assessment, as set forth in our Principles of Corporate Governance (the “Principles”), the Nominating & Corporate Governance Committee seeks to achieve an array of professional and personal backgrounds on the Board. The Board assesses its effectiveness in this regard as part of the annual board evaluation process. The Nominating & Governance Committee regularly reviews the composition of our Board and assesses the skills, backgrounds, perspectives, viewpoints and experiences of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy.

Each of our director nominees has achieved a high level of success in his or her career, including extensive experience in technology companies and venture capital firms, as well as historical knowledge of the Company for those who have served several years on our Board. Based on their experiences, each has been directly involved in the challenges related to setting the strategic direction and managing the financial performance, personnel, and processes of large, complex organizations. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. The Nominating and Corporate Governance Committee consults with other members of the Board and management in identifying and evaluating candidates for directorship.

Additionally, the Board believes that diversity with respect to tenure is important in order to provide the Company with balanced views and insights from Board members who have a deep acquaintance with the Company’s history as well as a fresh perspective from new Board members.

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Directors and Corporate Governance

Board Independence

Under the listing requirements and Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. Our Principles provide that an “independent” director is a director who meets the Nasdaq definition of independence. The Principles also provide that, under applicable Nasdaq rules, the members of each of the Audit and Compensation Committees are subject to additional heightened independence criteria applicable to directors serving on these committees. Our Board of Directors undertakes a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees) on an annual basis. Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. More, Tietz, Gecht, and Almogy and Mses. Atkins and Gross are “independent” under Nasdaq rules. Our Board of Directors also previously determined that Marcel Gani, Dirk Hoke, and Nadav Zafrir, who served as directors until April 8, 2025, June 3, 2025, and October 2, 2025 respectively, were independent for the time they served as directors on the Board. In addition, our Board of Directors has determined that all the members of the Audit and Compensation Committees meet the additional, heightened independence criteria applicable to such committee members under the Nasdaq rules.

When evaluating the independence of director nominees, the Board weighs numerous factors, including tenure. Directors with more than 12 years of service are subject to specific considerations to promote an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving director and Chairperson of the Board, Mr. More. Mr. More provides valuable perspectives and expertise on matters of significance to the Company and is a respected leader in the Board room. The Board concluded that Mr. More is a valued director who fulfills his responsibilities with independent-minded oversight. Mr. More appropriately challenges management, and is reasoned, balanced, and thoughtful in Board deliberations and in communications with management. The Board determined that Mr. More’s independence from management has not been diminished by his years of service.

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As described in our Principles, the independent directors meet in executive sessions without management present at every regular Board meeting to promote open discussion among independent directors.

Leadership Structure and Succession Planning

In 2019, we separated the roles of Board Chairperson and CEO. On November 6, 2024, Mr. More was appointed as the Chairperson of our Board of Directors, replacing Mr. Nadav Zafrir who served in this position since 2019. On December 4, 2024, Mr. Nir, who was the Company’s chief marketing officer since June of the same year, was appointed as the Company’s new CEO, replacing Mr. Ronen Faier who acted as an interim CEO, following the resignation of Mr. Zvi Lando, who served in this position since 2019.

●	The Board believes that its current leadership structure serves well the objectives of the Board’s independent oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance.
●	The Board also believes that the separation of the Chairperson and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and enables him to leverage the experience and perspectives of the Chairperson of the Board and the other experienced Board members. Among other things, the Chairperson helps guide the Company on strategy. The Board and the Nominating and Corporate Governance Committee periodically review the leadership structure and refreshment of the Board to promote continued contribution by the Board to management and to new and creative thought processes.

Principles of Corporate Governance

The Company is committed to robust corporate governance, ethical conduct, sustainability and accountability of our senior executives and board members. Our Principles of Corporate Governance are available under “Corporate Governance” on the investor relations page on our website.

Board Meetings

During 2025, the Board of Directors held 8 meetings. Each director attended at least 87% of the meetings of the Board of Directors held during the period such director served and each of our directors attended 100% of the aggregate of the total number of the meetings held by any of the committees of the Board of Directors on which such director served during such period.

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The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process both directly and through its committees, the Audit Committee, the Compensation Committee, the Technology and Cyber Committee. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board continuously reviews the Company’s progress against its annual strategic plans and determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational, health and safety, cyber security, sustainability matters, human capital management and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including material acquisitions and financial matters.

Risk Oversight

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on the adequacy and effectiveness of the Company’s internal controls. The Audit Committee receives regular reports from the Company on its internal system of audit and financial controls and enterprise risk information. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to its officers and other employees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Sustainability Strategy and Oversight

The Board has delegated the overall oversight for the Company’s sustainability performance, disclosure, strategies, goals and objectives as well as monitoring evolving sustainability risks and opportunities to the Company’s Nominating and Corporate Governance Committee. The Board has delegated the overall oversight of the Company’s human capital management to the Compensation Committee.

Oversight of Cybersecurity and Data Privacy Risks

Cyber security risk is an area of increasing focus for our Board, particularly as an increasingly significant part of our operations rely on digital technologies. As a result, we have implemented a comprehensive cyber security program to assess, identify, and manage risks from cyber security threats that could result in material adverse effects on the confidentiality, integrity, and availability of our information systems. This program has been integrated into the Company’s overall risk management framework.

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The Board has delegated primary oversight of the Company's risks from cyber security threats to the Technology and Cyber Committee. Our management team, including our Chief Information Security Officer (CISO), provides quarterly updates to our Technology and Cyber Committee and annual updates to the full Board regarding our cyber security activities and other developments impacting our digital security. We have established protocols by which certain cyber security incidents are escalated within the Company and, where appropriate, reported to the Board and Technology and Cyber Committee in a timely manner.

For additional information regarding our cybersecurity governance and risk management, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, under the heading “Cybersecurity” in Item 1C.

Board Committees

Audit Committee

Our Board of Directors has established an Audit Committee, which operates under a written charter that is available on the “Corporate Governance” on the investor relations page on our website. The Audit Committee’s responsibilities include, but are not limited to:

●	Defining and emphasizing management’s and the board’s commitment to an environment that supports integrity in the financial reporting process;
●	Assisting and representing the Board of Directors in discharging its oversight responsibilities over the accounting and financial reporting processes of both the Company and its subsidiaries;
●	Appointing, compensating, retaining, evaluating, terminating and overseeing our outside auditor;
●	At least annually, overseeing processes for monitoring the outside auditor’s independence;
●	Overseeing the implementation of new accounting standards by having the outside auditor report on a quarterly basis on accounting standards that could impact the Company’s business;
●	Reviewing with our outside auditor the matters required to be reviewed by applicable auditing requirements;
●	Communicating with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the outside auditor’s report;
●	Approving in advance all audit and permissible non-audit services to be performed by our outside auditor;
●	Meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the company and the outside auditor’s reports related to the financial statements;
●	Receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the company’s disclosure controls and procedures;
●	Establishing and overseeing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters;
●	Overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code of conduct and the Company’s policies for monitoring compliance;
●
Overseeing and participating in the resolution of internal control issues, where identified, including by meeting with the Company’s internal auditor, receiving reports of internal audits performed and overseeing implementation of recommendations by the internal auditor;

●	Assessing the Company’s risk management survey and the underlying internal audit plan;
●	Establishing and periodically reviewing policies and procedures for the review, approval, and ratify related person transactions;
●	Overseeing the preparation of the report of the Audit Committee that SEC rules require to be included in our annual proxy statement; and

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●	Reviewing and understanding non-GAAP measures, and related company policies and disclosure controls.

Our Audit Committee, which met seven times in the year ended December 31, 2025, consists of Yoram Tietz, Guy Gecht , and Dana Gross, with Yoram Tietz serving as chairperson. Our Audit Committee has set meetings four times a year – dedicated to the review of our financial results /statements. Other matters are added to the agenda or additional meetings are scheduled on an as needed basis.

The composition of our Audit Committee complies with the applicable requirements of the SEC and the listing requirements of Nasdaq. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under the Nasdaq rules and SEC rules. Our Board of Directors has determined that Yoram Tietz, Dana Gross and Guy Gecht each qualify as an “Audit Committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

Compensation Committee

Our Board of Directors has established a Compensation Committee, which operates under a written charter that is available on the “Corporate Governance” on the investor relations page on our website. The Compensation Committee’s responsibilities include, but are not limited to:

●	Overseeing our overall compensation philosophy, policies, and programs;
●	Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives, approving grants of equity awards to the chief executive officer and recommending to the independent directors the chief executive officer’s compensation level based on this evaluation;
●	Overseeing the evaluation of other executive officers and approving equity awards to these officers, and setting their compensation based upon the recommendation of the chief executive officer;
●	Reviewing and approving the design of other benefit plans pertaining to executive officers;
●	Reviewing and approving employment agreements and other similar arrangements between us and our executive officers;
●	Overseeing preparation of the report of the compensation committee to the extent required by SEC rules to be included in our annual meeting proxy statement;
●	Overseeing the Company’s engagement efforts with stockholders on the subject of executive compensation; and
●	Overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as workplace environment and culture, employee health and safety and talent development and retention.

Our Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Compensation Committee, as it determines appropriate. Our Compensation Committee, which met three times during the year ended December 31, 2025, consists of Yoram Tietz, Dana Gross, and Betsy Atkins, with Dana Gross serving as chairperson. The composition of our Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC and the Nasdaq Global Select Market. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act

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Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation Committee consisted of Dana Gross, Betsy Atkins, Yoram Tietz, and Nadav Zafrir. None of the members of our Compensation Committee is, or was during the year ended December 31, 2025, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, which operates under a written charter that is available on that is available on the “Corporate Governance” on the investor relations page on our website. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

●	Developing and recommending to the board criteria for identifying and evaluating director candidates and periodically reviewing these criteria;
●	Identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
●	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the board;
●	Developing and recommending to our board of directors a set of corporate governance guidelines and principles;
●	Establishing procedures for the consideration of board candidates recommended by the company’s stockholders;
●	Recommending to the board candidates to be elected by the board to fill vacancies and newly created directorships and candidates for election or reelection at each annual stockholders’ meeting;
●	Periodically reviewing the board’s leadership structure, size, composition, and functioning; Overseeing succession planning for positions held by executive offices;
●	Overseeing the evaluation of the board and its committees;
●	Overseeing the orientation process for new directors and ongoing education for directors;
●	Annually reviewing the compensation of directors for service on the board and its committees and recommend changes in compensation to the board, as appropriate; and
●	Overseeing and making recommendations to the board regarding sustainability matters.

Our Nominating and Corporate Governance Committee, which met two times during the year ended December 31, 2025, consists of Betsy Atkins, Yoram Tietz, and Avery More with Betsy Atkins serving as chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under the applicable rules of the Nasdaq Global Select Market.

Technology and Cyber Committee

Our Board of Directors has established a Technology Committee, which operates under a written charter that is available on the “Corporate Governance” on the investor relations page on our website. The Technology Committee’s main responsibilities include, but are not limited to:

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●	Overseeing the Company’s technology related strategies, processes, and programs;

●	Reviewing periodically plans, strategy and implementation of new technology, product, manufacturing plans and quality and reliability plans;
●	Reviewing benefits, risks and potential risk mitigation measures associated with proposed technology advancement programs;
●	Reviewing the status of ongoing and proposed technology development with an emphasis on results measured against goals set from time to time;
●	Reviewing actions and risks associated with any current shortfalls in product performance, quality, or reliability and manufacturing methods including any product security; and
●	Reviewing risks identified with cyber-related exposure, including any incidents may have arisen and measures taken and/or recommended to be taken to protect the Company’s assets.

Our Technology and Cyber Committee, which met five times during the year ended December 31, 2025 consists of Betsy Atkins, Guy Gecht, Gilad Almogy, and Avery More, with Guy Gecht serving as chairperson.

Policy Regarding Stockholder Recommendations

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described above. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Company’s Corporate Secretary at 1 HaMada Street, Herziliya Pituach, Israel, 4673335.

Stockholders may also submit director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

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Director Compensation

Each of our non-employee directors is eligible to receive compensation for their service on our Board of Directors consisting of annual cash retainers and equity awards. The table below reflects the cash compensation of our directors in effect in 2025, which was paid in quarterly installments. Directors serving as chairs of committees do not receive additional compensation for serving as general members of the committees they chair. On July 22, 2024, the Board agreed to voluntarily reduce their cash retainers by 20%, effective July 1, 2024, to support the Company’s cash conservation efforts. Such voluntary reduction of cash retainers remains in effect as set forth below.

Position	2025 Annual Reduced Retainers($)
Chairperson of the Board	264,000
Board Member	56,000
Audit Committee Chair	26,000
Compensation Committee Chair	18,000
Nominating and Corporate Governance Committee Chair	12,000
Technology and Cyber Committee Chair	12,000
Audit Committee Non-Chair Member	10,000
Compensation Committee Non-Chair Member	8,000
Nominating and Corporate Governance Committee Non-Chair Member	6,000
Technology and Cyber Committee Non-Chair Member	6,000

The equity award program for our non-employee directors in 2025 consisted of (i) an equity award in the form of restricted stock units, granted upon the individual’s initial appointment to our Board, with a grant date value of $150,000, (ii) an annual equity award in the form of restricted stock units with a grant date value of $195,000 for non-employee directors other than the Chairperson of the Board, subject to proration for directors whose commencement of Board service is not on the date of the annual stockholder meeting, and (iii) an annual equity award in the form of restricted stock units with a grant date value of $425,000 for the Chairperson of the Board. The initial restricted stock unit awards vest in equal annual installments over three years and the annual RSUs, both for directors and Chairperson of the Board, vest in full on the earlier of (a) the one-year anniversary of the grant date or (b) the Company’s next regular Annual General Meeting of Stockholders, subject to continued board service through the applicable vesting date.

Our directors are also reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our by-laws. Our Board of Directors may revise the compensation arrangements for our directors from time to time. In addition, starting with equity awards made in 2023, directors are entitled to vesting acceleration upon death or disability.

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The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our Board, on committees of our Board and as the Chairperson of our Board during the year ended December 31, 2025. Mr. Nir was not eligible to receive any additional compensation for serving on our Board. His compensation is disclosed in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Avery More	273,000	424,987 (2)	697,987
Gilad Almogy	62,000	425,119 (3)(4)	487,119
Betsy Atkins	82,000	194,990 (3)	276,990
Dana Gross	84,000	194,990 (3)	278,990
Guy Gecht	78,000	194,990 (3)	272,990
Yoram Tietz	89,500	425,119 (3)(4)	514,619
Nadav Zafrir (5)	50,000	194,990(3)	244,990
Marcel Gani (6)	16,500		16,500
Dirk Hoke (7)	25,833		25,833

(1)	All equity awards are calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2026. As of December 31, 2025, Mr. More held 23,467 unvested restricted stock units, Mr. Zafrir held 0 restricted stock units, Ms. Atkins held 10,767 unvested restricted stock units, Ms. Gross held 11,040 unvested restricted stock units, Mr. Gecht held 16,067 unvested restricted stock units, and Mr. Tietz and Mr. Almogy held 19,975 unvested restricted stock units.

(2)	Represents the grant date fair value of Mr. More’s annual equity award granted on June 03, 2025 of 23,467 restricted stock units ($424,987). All such units will become fully vested on June 03, 2026.

(3)	The amount reported here represents the grant date fair value of 10,767 restricted stock units ($194,990) granted to each director on June 03, 2025. All such units will become fully vested on June 03, 2026.

(4)	Includes Mr. Tietz's and Mr. Almog's initial equity award of 9,208 restricted stock units ($149,998) which vest in equal annual installments over three years, and pro-rated annual equity award granted upon appointment to the Board on January 6, 2025 of 4,919 restricted stock units ($80,130) which become fully vested on June 3, 2025.

(5)	Mr. Zafrir resigned from the Company’s Board of Directors effective as of October 2, 2025.

(6)	Mr. Gani resigned from the Company’s Board of Directors effective as of April 8, 2025.

(7)	Mr. Hoke resigned from the Company’s Board of Directors effective as of June 3, 2025.

Stockholder Engagement and Communication

Understanding the issues that are important to our stockholders is critical in ensuring that we address their interests in a meaningful and effective way. In 2025, the Company’s cross functional team included our CFO, our Head of Investor Relations, our Chief Legal Officer and Corporate Secretary, and members of the Board engage with our stockholders year-round, on a regular basis to discuss a range of topics, including our performance, strategy, risk management, executive compensation, sustainability and corporate governance. We recognize the value of taking our stockholders’ views into account. Dialogue and engagement with our stockholders help us understand how they view us and set goals and expectations for our performance.

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These meetings provide an opportunity for us to maintain an active dialogue with our stockholders so that their perspectives can be thoughtfully considered.

Spring / Summer

●     Analyze and consider voting results and investor feedback following our annual meeting.

●     Identify governance trends and potential areas for improvement.

Summer / Fall

●     Conduct pro-active off-season outreach with stockholders.

●     Implement changes to align with investor feedback.

Fall / Winter

●    Continued stockholder engagement.

●    Enhance Proxy Statement and Annual Report disclosures based on feedback.

Winter / Spring

●    Engage with investors that expressed Proxy related concerns or questions.

●    Annual Meeting of Stockholders in June.

During 2025 we engaged with stockholders representing over:

Our CFO and other members of the Company’s cross-functional team routinely report feedback received from stockholders to our executive management and Board.

We further communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, press releases, and our website. Additionally, our CEO and CFO engage in meaningful dialogue with our shareholders through investor-related outreach events, and through our quarterly earnings calls which are open to all. Our earnings calls are available in real-time and as archived webcasts on our website.

The Company encourages stockholders to participate in the Company’s annual stockholder meeting, as it provides a valuable opportunity to discuss the Company, its corporate governance, and other important matters.

2025 Engagement Topics

●	Board Composition and tenure;
●	Corporate governance matters, including current stockholder rights, board declassification, and board leadership structure;
●	Compensation program and long-term incentive compensation mix linking pay and performance;
●	Financial performance and key operational metrics;
●	Policy and regulatory developments;
●	Long term corporate strategy;
●	Executive compensation;
●	Corporate Social Responsibility matters; and
●	Human capital management including pay equity, inclusion and employee engagement.

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Communications with the Board

Any stockholder of the Company or any other interested party wishing to communicate with the Board, Chairperson of the Board or individual directors may write to the Board at Board of Directors, c/o Corporate Secretary, 1 HaMada Street, Herziliya 4673335, Israel, or by email at investors@solaredge.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressees, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board, the Chairperson of the Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with the Company’s independent directors may do so by writing to them, c/o Corporate Secretary, 1 HaMada Street, Herziliya, Israel, 4673335 or by email at investors@solaredge.com.

Corporate Social Responsibility (1)

Product Innovation ● Powering Clean Energy ● Accelerate affordable clean energy ● Deliver smart energy solutions ● Deliver sustainable products	Powering People ● Be a responsible employer ● Protect human rights ● Invest in communities	Powering Business ● Ethical and compliant conduct ● Climate resilience ● Resource efficiency ● Ethical sourcing

(1)	Our sustainability initiatives and goals are aspirational and may change. Statements regarding our initiatives and goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our sustainability and corporate social responsibility initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings.

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Sustainability is a focus area in the SolarEdge vision and business activities. We are dedicated to working to accelerate the move to a low-carbon world, powered by a decentralized, distributed, interconnected energy network with the aim that electricity is generated, stored, managed and used in the most optimal manner. During 2025, we continued making our sustainability performance and disclosures. We have crafted a comprehensive sustainability strategy with quantitative and qualitative targets in several areas. Our seventh annual Sustainability Report, published in 2025, was prepared in reference to leading global sustainability disclosure standards, GRI (Global Reporting Initiative) and in reference to SASB (Sustainability Accounting Standards Board) standards, and aimed to meet the expectations of investors and other stakeholders. Our sustainability strategy includes the following pillars:

●
Powering Clean Energy: Accelerating the uptake of clean energy, delivering new smart energy, innovative solutions and improving the lifecycle impacts of our products. As a business founded upon the acceleration of clean energy, we strive to reduce our climate impact by minimizing GHG (greenhouse gas) emissions and transitioning to renewable electricity usage in our facilities. By the end of 2025, SolarEdge has three of its own PV systems on its rooftops. Our manufacturing sites have conducted several steps to further optimize and reduce their energy consumption. Furthermore, we have completed a lifecycle analysis for three of our key products, examining the environmental impact of all product life stages. We also strive to achieve near-zero e-waste and minimize the landfill waste of all waste types.

●	Powering People: Maintaining leading responsible employment practices, upholding human rights and investing in communities. In 2025 we continued to invest in our workforce to support SolarEdge’s business growth, and maintained responsible employment practices, including an enhanced focus on safety and on employee growth and development. Our community engagement program focuses on the advancement of renewable energy for environmental community value; encouraging STEM education and youth innovation; and strengthening a range of populations.

●	Powering Business: Maintaining and reinforcing ethical conduct throughout our value chain, advancing sustainability, improving the efficiency of our resource consumption and ethical sourcing of raw materials and components.

Below are some examples of our efforts and practices in several sustainability and corporate social responsibility fields:

Climate change and greenhouse gas (GHG) emissions

SolarEdge is a market leader in smart and renewable energy solutions. Our products contribute to the global climate change mitigation efforts. Our solutions allow for millions of tonnes in carbon emission reductions, helping governments and organizations reduce their climate impact.

As stated above, we have installed of our own PV systems in three of our different facilities, which will help us reduce our own Scope 2 emissions.

During 2025, our production and R&D sites have continued to implement enhanced energy saving methods, such as automatic shutdowns and/or motion detectors for AC and lighting systems and optimization of HVAC system operation.

(*) Estimated. Assuming all SolarEdge systems shipped by end of 2025 are installed and producing for a full year. See our annual sustainability report for further details on our method for calculating the global GHG savings achieved through use of our products.

Life Cycle Analysis

To date, we have completed the process of life cycle analysis (LCA) research and the subsequent publication of Environmental Product Declarations for three of our key products. The LCA research included an evaluation of environmental performance over the entire life cycle of our products. The entire value chain of our products was examined to study its environmental impact, from material extraction to manufactured product, usage stage and end of life. The LCA results were externally verified and were registered with the International EPD® System.  The analysis helps us to better recognize opportunities for environmental impact reduction, including (among else) opportunities for reducing Scope 3 greenhouse gas emissions.

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Responsible Procurement

We are proactive in increasing ethical conduct, responsible practices, and human right protection within our extensive global supply chain.

Our supplier code of conduct (SCoC) includes detailed requirements on ethics, safety, environment, human rights, fair employment, and others. We have been engaging key suppliers - and requesting that they acknowledge their compliance with the SCoC terms. Most of our key suppliers have committed to the SCoC terms. In 2025, we also conducted on-site audits for three key raw material suppliers in connection with their compliance with the SCoC requirements. We aim to continue expanding these efforts in 2026

The Safety of our People

We believe that the vast majority of accidents and injuries at work are preventable and aim to create a zero-injury culture across our offices and operations. We comply with applicable occupational health and safety regulations and are certified to Occupational Health and Safety Quality Management Standard ISO 45001:2018. Safety performance is reported quarterly to the Company’s Chief Operating Officer, including specific safety incidents analysis, findings, and corrective actions.

Our safety practices include Nominated Safety Officers at key production and R&D sites; a nominated lab electricity supervising engineer for main R&D sites; appointing and training employees as safety trustees; mandatory annual safety training for all employees; job-specific training (for example, proper use of protective equipment, training for working with high-voltage, training for working on rooftops, training for the safe use of machinery/ chemicals/ materials) that is mandatory for all employees in relevant roles; comprehensive safety, fire, and emergency drill programs to provide employees information on emergency procedures; root-cause assessments of incidents; periodic internal and external EHS audits; supplying employees with all necessary PPE (Personal Protective Equipment) according to the identified job-specific risks and all relevant regulations; and maintaining a healthy and ergonomic work environment.

Code of Conduct and Ethical Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website under the “Corporate Governance” tab. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver that require disclosure under the applicable rules.

We operate an annual on-line employee code of conduct training program. In the cases of some production employees who do not have computer access, the training is conducted in on-site group sessions. The training includes emphasis on ”real” work-place scenarios regarding issues such as how to handle harassment and discrimination in the workplace, matters pertaining to potential conflicts of interest, political involvement, and more. The training also re-informs employees regarding the different channels available for reporting potential code violations This annual training program is mandatory for all employees world-wide.

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In addition, we have published other related policies on our website, available under the “Corporate Governance page. Our codes of business conduct and ethics provide detail on related issues such as the definition of reasonable and unreasonable gift exchange; avoidance of conflicts regarding financial interests; guidelines for participation in external events; and additional instructions and guidelines related to anti-corruption.

Insider Trading Policy & Anti-Hedging/Pledging Policies

Our Insider Trading Policy governs the purchase, sale and other transactions in our securities by our employees, officers, directors, and other covered persons, as well as the Company. We believe our Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. Our Insider Trading Policy, among other things, prohibits all non-employee directors, officers, and all other employees of the Company, from engaging in hedging, or other speculative transactions relating to Company shares, including trading in puts or calls in Company securities, short-sales of Company securities, or through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds or any transactions that have, or are designed to have, the effect of hedging or offsetting any decrease in the market value of Company securities. Non-employee directors, officers, and all employees of the Company are further prohibited from purchasing the Company securities on margin, or borrowing against any account in which the Company securities are held or otherwise pledging Company securities as collateral for a loan. For additional information, see our Insider Trading Policy filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026.

Political Involvement

We respect the diversity of views and beliefs of our employees and encourage them to be active in the civic life of their communities. The Company prohibits any political involvement on its behalf by any of its employees, unless otherwise designated, such as its Global Government Affairs team who engage with governments and policy makers to advocate for policies that are aligned with our business objectives and company values. We do not make any corporate or political contributions. In addition, we endeavor that all Company activities through trade unions and/or industry associations are in support of the Company’s public policy positions on all issues. Through active participation and leadership, the Company can educate and influence associations and coalitions in support of our policy positions.

Human Capital Development

We believe that our employees are our most important asset and that our success depends on our ability to attract and retain outstanding employees who can support our ongoing business activities and innovation efforts. We aim to be inclusive in our hiring practices focusing on the best talent for the role in accordance with equal opportunity employment laws.

We aim to provide our employees with advanced professional and development skills so that they can perform effectively in their roles and build their capabilities and career prospects for the future. We maintain leadership programs for managers and team leaders and deliver advanced professional training for sales, research and development and other functional teams as part of our extensive training program each year. Furthermore, we offer educational learning platforms on a variety of subjects for the professional and personal development and advancement of our workforce.

We also have a comprehensive talent management review process to develop future leaders and provide effective succession planning. The Company conducts annual performance and talent management reviews to determine career growth opportunities and facilitate organizational succession planning.

We aim to provide our employees with competitive salaries and benefits that enable them to achieve a good quality of life and plan for their futures. Our benefits differ according to local norms and market preferences but typically include all salary and social benefits required by local law (including retirement saving programs, paid vacation and sick leave) and additional benefits that go beyond legal requirements in local markets.

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Community Engagement

We believe that healthy and vibrant communities are the foundation of sustainable societies and sustainable businesses. Our community engagement activities are focused on the following three pillars: Advancing education on renewable energy and sustainability; Promoting Science, Technology, Engineering and Math (STEM) education; and Enhancing a range of populations. In 2025, the Company donated $150,870 to various charitable causes that align with these pillars.

In 2020, in honor and memory of Mr. Guy Sella, SolarEdge’s former Chief Executive Officer, Chairperson and Co-Founder, we announced a commitment of $1,000,000 to be invested in a joint SolarEdge-Technion educational and technological project. The Technion - Israel Institute of Technology, Israel’s leading technical research university, is committed to matching these funds which will be contributed over ten years following said commitment. The Guy Sella Memorial Project combines teaching, research, and outreach activities that extend to high school, undergraduate, and graduate students, including teaching labs which will be established and named after Guy Sella, annual graduate student research fellowships, biennial national energy student hackathons, and visits to the energy center and labs for high school students.

In addition to the financial donations, the Company partnered with Atid Raziel, a youth village to install an off-grid solar system to power a low emission youth-run community café. Also, we have facilitated ways for our employees to engage in different volunteering activities organized by the Company throughout the year. A prominent example of these volunteering activities is our flagship educational program, ‘EdgeUcate’. The EdgeUcate program aims to raise awareness and educate children from a young age on sustainability practices and solar energy. Age-appropriate learning kits were developed in collaboration with education consultants and content writers for use in the classroom by our employees. Educational kits were designed for students from kindergarten through 12th grade. Among else, the program has been taught to children with disabilities, children from underserved communities, and from a range of populations. The ‘EdgeUcate’ program is operated in multiple global SolarEdge regions of activity, including Israel, the U.S., South Korea, France, Poland, the Netherlands, Bulgaria, and Australia.

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Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

The Audit Committee of the Board of Directors has selected Kost Forer Gabbay & Kasierer, a member of EY Global to be the Company’s independent registered public accounting firm for the year ending December 31, 2026, and recommends that the stockholders vote for ratification of such appointment. Kost Forer Gabbay & Kasierer, a member of EY Global has been engaged as our independent registered public accounting firm since 2007. As a matter of good corporate governance, the Audit Committee has requested that the Board of Directors submit the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for 2026 to the stockholders for ratification. In the event our stockholders do not approve this ratification proposal, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may select another independent registered public accounting firm if it determines that doing so would be in the best interests of the Company. A representative of Kost Forer Gabbay & Kasierer, a member of EY Global is expected to be present at the Annual Meeting. The representative of Kost Forer Gabbay & Kasierer, a member of EY Global will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for professional services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global for the audit of our financial statements for the year ended December 31, 2024, and the year ended December 31, 2025, and the aggregate fees for other services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global during those periods:

	2024($)	2025 ($)
Audit fees (1)	2,178,000	1,777,000
Audit related fees (2)	225,000	156,000
Tax fees (3)	286,000	209,000
All other fees (4)	-	44,000
Total audit and related fees	2,689,000	2,186,000

(1)	“Audit fees” are fees for audit services for each of the years shown in this table, including fees associated with the annual audit (including audit of our internal control over financial reporting for the year ended December 31, 2024 and for the year ended December 31, 2025), reviews of our quarterly financial results submitted on Form 10-Q, Korean and Italian statutory audit services.

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(2)	“Audit related fees” are fees related to assurance and related services provided in connection with the issuance of the Company’s Convertible Senior Notes issued on June 28, 2024 and attest services related to financial reporting that are not required by statute or regulation.

(3)	“Tax fees” are fees for professional services rendered for tax compliance, tax advice, tax planning, and review of our Israeli tax returns.

(4)	“All other fees” for the year ended December 31, 2025 are fees for other advisory services.

Our Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services that Kost Forer Gabbay & Kasierer, a member of EY Global provides. The policy balances the need to protect the independence of Kost Forer Gabbay & Kasierer, a member of EY Global, while recognizing that in certain situations Kost Forer Gabbay & Kasierer, a member of EY Global may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairperson of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with our pre-approval policy.

The Board of Directors recommends a vote FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global for 2026.

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Proposal No. 3
Say-On-Pay

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (referred to as a “Say-on-Pay” vote). As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s goals in setting executive compensation are to motivate our executives to maximize stockholder value, provide compensation that varies based on performance, and attract and retain managerial talent, without promoting unreasonable risk-taking. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative following the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

This advisory Say-on-Pay vote is non-binding; however, our Board of Directors and Compensation Committee will review and consider the voting results carefully when making future decisions regarding our executive compensation programs.

The Board of Director currently has a policy of providing for annual “Say-on-Pay” advisory votes. After this 2026 Annual Meeting, our next Say-on-Pay vote is expected to occur at our 2027 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the approval of our executive compensation on an advisory basis.

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Proposal No. 4
Approval of Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

Our Board of Directors has unanimously adopted and declared advisable and in the best interests of the Company and its stockholders, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment to Article X of the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate”) to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the “Proposed Amendment”). The current exculpation protections available to the directors remain unchanged as a result of the Proposed Amendment. The following description is a summary only and is qualified in its entirety by reference to Appendix B to this proxy statement, which marks those changes specifically.2

Purpose and Effect of the Proposed Amendment

Pursuant to and consistent with Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), Article X of the Certificate already eliminates the monetary liability of directors in accordance with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability of certain officers (such officers from time to time specified in Section 102(b)(7) of the DGCL, the “covered officers”). Consistent with Section 102(b)(7) of the DGCL, the Proposed Amendment would only permit limiting the liability of covered officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Proposed Amendment does not permit the elimination of liability of covered officers for:

●	any breach of the duty of loyalty to the company or its stockholders;

●	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

●	any transaction from which the officer derived an improper personal benefit.

2 Additions to the Certificate are indicated by underlining, in blue.

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In addition, the Proposed Amendment does not permit the limitation of liability of certain claims brought by the Company itself and claims brought by stockholders in the name of the Company, such as derivative claims. These limitations on exculpation of covered officers are incorporated into Article X by specifically providing that “[t]o the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, [a] director or officer of the corporation shall not be liable to the corporation or its stockholders monetary damages for breaches of fiduciary duty as a director or officer” (emphasis added). Notwithstanding the foregoing, consistent with the language for exculpation of directors currently included in Article X of the Certificate, the Proposed Amendment also provides that if, at any time after it becomes effective, the DGCL is amended to authorize any further elimination or limitation of the personal liability of a corporation’s officers (including any change in the roles deemed to be covered officers for purposes of Section 102(b)(7) of the DGCL), then such liability shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, with respect to the Company’s covered officers (including with respect to any role newly deemed to be a covered officer for purposes of Section 102(b)(7)).

Our Board of Directors believes that it is important to extend exculpation protection to covered officers, to the fullest extent permitted by DGCL, in order to better position the company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers, due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The nature of covered officers’ roles often requires them to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits that seek to impose liability with the benefit of hindsight. Aligning the protections available to the Company’s covered officers with those available to the Company’s directors (which provides exculpation to the fullest extent such protections are available under the DGCL, as it exists now or may be amended in the future) would empower covered officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

Effectiveness

The Company’s covered officers will receive the protections from liability afforded by the Proposed Amendment effective upon the company filing the Certificate of Amendment setting forth the Proposed Amendment with the Delaware Secretary of State. In addition, if the stockholders approve the Proposed Amendment and the Certificate of Amendment setting forth the Proposed Amendment is filed with the Delaware Secretary of State, we intend to file a Restated Certificate of Incorporation to integrate the Certificate and the Proposed Amendment (if approved) into a single document. Our Board of Directors reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if it is approved by the stockholders. If the Board were to exercise such discretion, we will publicly disclose that fact, and our covered officers will not be subject to the foregoing exculpation protections. If our stockholders do not approve the Proposed Amendment, Article X will remain unchanged, our covered officers will not be entitled to exculpation under the DGCL, and a Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Delaware Secretary of State.

Our Board unanimously recommends that you vote “FOR” the Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2026 (unless indicated otherwise below) for:

●	Each person known to us to beneficially own 5% or more of the outstanding shares of our common stock;

●	Each member of our board of directors and director nominees;

●	Each of our named executive officers; and

●	The members of our board of directors and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership in the following table is based on 60,817,929 shares of common stock outstanding as of April 6, 2026, unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of April 6, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SolarEdge Technologies, Inc., 1 HaMada Street, Herziliya Pituach, Israel, 4673335.

	Shares Beneficially Owned
Name of Beneficial Owner 5% Stockholders: (1)	Shares	%
BlackRock, Inc. (2)	6,896,384	11.3%
Directors, Director Nominees and Named Executive Officers:
Yehoshua Shuki Nir (3)	103,267	*
Asaf Alperovitz (4)	10,735	*
Daniel Huber (5)	33,246	*
Uri Bechor (6)	95,240	*
Avery More (7)	297,945	*
Betsy Atkins (8)	17,373	*
Dana Gross (9)	16,268	*
Guy Gecht (10)	19,389	*
Gilad Almogy (11)	18,880	*
Yoram Tietz (12)	21,262	*
All directors and executive officers as a group (10 individuals) (13)	633,605	1.04%

*Represents beneficial ownership of less than 1%.

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(1)	Based on a Schedule 13G/A filed with the SEC by The Vanguard Group on March 26, 2026, The Vanguard Group reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(2)	Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc., on April 28, 2025. The Schedule 13G/A contains information as of April 30, 2024. BlackRock, Inc. reports having sole dispositive power over 6,896,384.00 shares and sole voting power over 7,827,537 shares. The address of the reporting persons is 50 Hudson Yards, New York, NY 10001.
(3)	Consists of 81,396 shares of common stock beneficially owned by Mr. Nir, and 21,871 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(4)	Consists of 10,735 shares of common stock issuable upon settlement of restricted stock units, owned by Mr. Alperovitz, which will vest and settle within 60 days of April 6, 2026.
(5)	Consists of 27,454 shares of common stock beneficially owned by Mr. Huber, and 5,792 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(6)	Consists of 76,646 shares of common stock beneficially owned by Mr. Bechor, 12,343 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026, and 6,251 shares of common stock issuable upon exercise of options exercisable within 60 days of April 6, 2026.
(7)	Consists of 180,778 shares of common stock beneficially owned by Avery More, 23,467 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026, 50,000 shares held by More CRUT (More Charitable Remainder Unitrust), 40,000 shares held by More Family 2020 DT Investment LLC, 1,000 shares held by More Generations Trust, 1,000 shares held by Yaron Generations Trust and 1,700 shares held by Avery More’s wife, Jerralyn Smith More, as to which Avery More disclaims any ownership interest.
(8)	Consists of 6,606 shares of common stock beneficially owned by Ms. Atkins, and 10,767 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(9)	Consists of 5,501 shares of common stock beneficially owned by Ms. Gross, and 10,767 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(10)	Consists of 8,622 shares of common stock beneficially owned by Mr. Gecht, and 10,767 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(11)	Consists of 8,133 shares of common stock beneficially owned by Mr. Almogy, and 10,767 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(12)	Consists of 10,495 shares of common stock beneficially owned by Mr. Tietz, and 10,767 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026.
(13)	Consists of 499,311 shares of common stock, 128,043 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 6, 2026, and 6,251 shares of common stock issuable upon exercise of options exercisable within 60 days of April 6, 2026

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2025, about shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)(3)
Equity compensation plans approved by security holders	4,857,448	$1.94	14,429,424
Equity compensation plans not approved by security holders	-	-	-
Total	4,857,448	$1.94	14,429,424

(1)	Includes 4,857,448 shares of common stock issuable upon exercise or vesting, as applicable, of stock awards outstanding under the Company’s 2015 Global Incentive Plan.

(2)	Reflects the weighted average exercise price of outstanding options under the Company’s 2015 Global Incentive Stock Plan Awards other than options reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)	Includes 12,097,577 shares of common stock available for future issuance under the Company’s 2015 Global Incentive Plan and 2,331,847 shares of common stock available for future issuance under the Company’s Employee Stock Purchase Plan.

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Employee Stock Purchase Plan

We have adopted an employee stock purchase plan (“ESPP”), pursuant to which our eligible employees and eligible employees of our subsidiaries may elect to have payroll deductions made during the offering period in an amount not exceeding 15% of the compensation which the employees receive on each pay day during the offering period. In the second quarter of calendar 2016, we started granting eligible employees the right to purchase our common stock under the ESPP. As of December 31, 2025, a total of 5,125,666 shares were reserved for issuance under the ESPP.

Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Mr. Nir can be found under “Election of Directors” on page 21.

Asaf Alperovitz	Other Current Public Boards: None.
Age: 57

Mr. Alperovitz joined SolarEdge on March 3, 2025, as our Chief Financial Officer. Mr. Alperovitz served as the CFO of Delta Galil, from 2019 to 2024, a global high-tech apparel company. Prior to Delta Galil, he held CEO and CFO positions at NASDAQ, NYSE and TASE listed companies, including Syneron Medical, Omrix Pharmaceuticals (acquired by J&J), Tefron and Allmed Solutions. He also previously held senior management roles at Ernst &Young. Throughout his career, Mr. Alperovitz has led multiple IPOs, secondary offerings, M&A deals, and strategic transformations.

He holds a BA in Accounting & Economics and an MBA from Tel-Aviv University.

On March 10, 2026, the Company announced that Mr. Alperovitz will resign from his position as CFO on June 9, 2026.

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Uri Bechor
Age: 55

Other Current Public Boards: None

Mr. Bechor joined SolarEdge in 2019 as our Chief Operating Officer. Prior to joining SolarEdge, Mr. Bechor was at Flex Ltd., a multinational electronics contract manufacturer for 22 years where he served as Senior Vice President, Global Operations, Europe and the Americas and General Manager at Flex International Ltd. Mr. Bechor, in his previous position, oversaw more than forty manufacturing sites and was responsible for revenues of more than $10 billion.

Daniel Huber
Age: 44

Other Current Public Boards: None

Mr. Daniel Huber joined SolarEdge in 2010 and currently serves as our Chief Revenue Officer, a position that he held since May 2023.

Prior to his current position, Mr. Huber held various executive sales and business management positions in SolarEdge, with the latest being VP and General Manager between 2019 and May 2023 for the SolarEdge Rest of the World Division and VP and General Manager, Australia and Japan between 2016 and 2019.

Mr. Huber Holds a B.Sc. in Industrial Engineering & Management, from Tel Aviv University.

Executive Compensation

Compensation Discussion and Analysis

We invest our resources to grow our business both organically and non-organically in a manner that we believe will increase stockholder value. Our Compensation Committee oversees our compensation guidelines and practices in order to attract new talent, support and reward the achievement of our financial goals and promote the attainment of other key business objectives.

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Company Named Executive Officers

Our NEOs for the year ended December 31, 2025, are:

●	Yehoshua Shuki Nir, our Chief Executive Officer and Director;

●	Asaf Alperovitz, our Chief Financial Officer(1);
●	Uri Bechor, our Chief Operations Officer;
●	Daniel Huber, our Chief Revenue Officer(2); and
●	Ariel Porat, our former Chief Financial Officer, until March 3, 2025(3);

(1)	Mr. Alperovitz was hired on March 3, 2025 as the Company’s Chief Financial Officer. On March 10, 2026, the Company announced that Mr. Alperovitz will resign from his position as CFO on June 9, 2026. The Company’s Board of Directors has initiated a search for a replacement Chief Financial Officer.
(2)	Mr. Huber has been employed by the Company since 2010. On April 8, 2025, Mr. Huber became a Named Executive Officer of the Company. .
(3)	Mr. Porat was succeeded by Asaf Alperovitz on March 3, 2025. Mr. Porat remained employed in a non-executive role until September 2, 2025.

Compensation Strategy

The main objectives of our executive pay-for-performance compensation program are to:

●	promote stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals;
●	provide competitive compensation that varies based on performance and drives employee performance and engagement; and
●	attract and retain managerial talent, without promoting unreasonable risk-taking.

These guiding principles apply to all of our executive pay practices discussed. Achievement of the minimum financial parameters set forth in our annual cash incentive compensation plan is required before any compensation is payable under the plan. Specifically, no bonus would have been payable under the 2025 Executive Bonus Plan had the Company not reached a minimum of $1 billion in revenues for 2025.

Compensation Objectives and Guiding Principles

The primary objectives of our senior executive compensation program are as follows:

●	Pay for Performance: During 2025, our compensation programs furthered our pay for performance philosophy by aligning the compensation of our NEOs with the company’s performance.
The Compensation Committee determined two categories of goals that would constitute 100% of each NEO’s 2025 annual cash incentive plan opportunity:
Financial goals – Revenues, Non-GAAP Gross Margin, Non-GAAP Operating Income (Loss) and Free Cash Flow.
Business Strategic goals – quality, new products introduction and manufacturing KPIs.

•	The 2025 bonus was earned at 86.2% of target.

•
Additionally, the 2023 PSUs, based on performance over the three-year period from 2023 to 2025, was not earned as our relative total stockholder return (TSR) performance was below the minimum threshold. With respect to the 2024 PSUs, our TSR performance is measured from 2024 to 2026, and was tracking to be earned at 0% of target as of December 31, 2025.

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●
Alignment of Interests: We seek to align the interests of our senior executives with those of our stockholders through a heavy emphasis on equity-based awards and robust stock ownership guidelines. In 2025, 50% of each NEO’s annual equity award was granted in the form of PSUs tied to achievement of stock price targets during a three-year performance period, with a minimum two-year time-vesting requirement from the date of grant for any PSUs earned during the first two years after grant The remaining 50% of each NEO’s annual equity award was granted in the form of time-based RSUs which vest over four-years.

●	Attraction, Motivation, and Retention of Talent: Our senior executive compensation programs are designed to help us attract, motivate, and retain key management talent who drive profitability and the creation of stockholder value.

Compensation Governance Highlights

In addition to aligning pay with performance of the Company, our executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following elements in our executive officer compensation arrangements:

●	robust stock ownership and holding guidelines for executive officers and directors;
●	prohibition applicable to all directors and employees against engaging in any hedging or pledging transactions or comparable transactions;
●	use of objective performance criteria in our incentive plans;
●	advice from independent compensation consultants retained by the Compensation Committee;
●	no specific retirement benefit plans designed solely for senior executives or entitlements such as executive benefits and perquisites, tax gross-ups, etc.; and
●	a portion of each NEO’s annual equity award is subject to stock price hurdles requiring substantial improvement in our stock price performance from the day of grant.

2025 Total Target Compensation

For 2025, approximately 87% of Mr. Nir’s (our CEO) target total direct compensation and 77% of the target total direct compensation, on average, for our other NEOs who were serving at the beginning of the year (Mr. Porat, Mr. Bechor and Mr. Huber) was “at-risk”, meaning that it was contingent upon the achievement performance goals or subject to time-based vesting requirements. Target total direct compensation for this purpose consists of base salary, target annual incentive opportunity and target annual long-term equity incentive opportunity, and it does not include any sign-on or retention awards.

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Elements of Compensation

The following table describes each element of our senior executive compensation program and how these elements help us to achieve our compensation objectives:

Compensation Element	Form	Objective	Rationale / Key Characteristics
Base Salary	Cash	Attraction Retention

●   Fixed compensation.

●   Intended to be commensurate with each senior executive’s position and level of responsibility.

●   Evaluated annually or as necessary in response to organizational/business changes, individual performance, market data, etc., but not automatically increased.

Annual Cash Incentive	Cash	Performance Alignment of Interests Motivation

●   Tied to and contingent upon the Company’s financials and business strategic goals established at the beginning of the calendar year by the Compensation Committee.

●   Designed to reward achievement with respect to challenging annual performance goals that we consider important contributors to stockholder value.

●   The Compensation Committee approves annual cash incentive payouts based on the level of achievement with respect to these pre-established goals, with threshold performance resulting in a payout at 50% of target and maximum performance resulting in a payout at 150%.

Long-Term Incentives	Annual PSUs: 50%	Performance Alignment of Interests Motivation Retention
●   50% of the target PSUs are eligible to become earned based on achievement of a $40 stock price hurdle; 100% of the target PSUs are contingent upon a $70 stock price hurdle, and 150% of the target PSUs would be eligible to be earned upon achievement of a $100 stock price hurdle. The stock price hurdles may be achieved over the three years after grant, and any PSUs that are earned during the first two years after grant are subject to a two-year time-vesting requirement from the date of grant.

	Annual RSUs: 50% Sign-On RSUs	Alignment of Interests Retention Motivation

●   Variable compensation designed to align and retain key senior executives through the term of the awards

●   Annual RSUs vest quarterly over four years

●   Sign-on RSUs vest as to 25% on the first anniversary of the initial grant date and quarterly over the following the three years

Other Compensation and Benefits	N/A	Attraction Retention	● NEOs receive benefits that are generally available to all salaried employees in Israel, where the NEOs are located. This includes contributions to an education fund and to a fund known as Manager’s Insurance, which provides a combination of retirement plan, insurance, and severance pay benefits to Israeli employees.

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Change-in-Control Arrangements	Equity	Alignment of Interests Attraction Retention

●    Each of our NEOs has a clause in his or her employment agreement that entitles the NEO to immediate vesting of equity in the event of a qualifying termination within one year following a change in control (“double-trigger” equity vesting).

●    Aligns management with stockholder interests in the face of events that may result in a change-in-control and not with potential individual implications of any such events.

●    Reasonable change-in-control protections are necessary in order for us to attract and retain qualified employees.

●    We periodically review the necessity and design of our senior executive severance and change-in-control arrangements.

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Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each senior executive. We also consider the senior executive’s level of responsibility, the importance of the senior executive’s role in achieving our corporate objectives, and the senior executive’s long-term potential, while taking into account his or her current target compensation, value of outstanding equity awards, and stock ownership levels, and our stock selling restrictions for senior executives. Finally, we weigh competitive practices, relevant business and organizational changes, retention needs, and internal pay equity.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our senior executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other senior executives, and the Compensation Committee determines their compensation based on recommendations from the CEO. The executives do not play a role in their own individual compensation determinations. The Committee determines incentive program design and other executive compensation policies and practices based in part on the CEO’s recommendations and other relevant data provided by management and FW Cook. Dana Gross serves as the chairperson of our Compensation Committee.

Role of Compensation Consultants

With respect to decisions for 2025 target compensation of the NEOs, competitive review of senior executive and non-employee director compensation programs and peer group review for 2025, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to review market trends and advise the Compensation Committee, including review of Company-wide burn rate and other aggregate LTI grant practices. FW Cook is the sole compensation consultant for the Compensation Committee and did not provide additional services outside of advising us on the amount and form of executive and director compensation.

Our Compensation Committee has concluded that no conflicts of interest exist with respect to FW Cook’s provision of services after considering the following six factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees FW Cook received from us as a percentage of its total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultants with a member of the Compensation Committee; (v) any of our stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultants or FW Cook with any of our executive officers.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of FW Cook. FW Cook reported directly to the Compensation Committee, although the Compensation Committee instructed FW Cook to work with management to compile information and to gain an understanding of the Company and any Company-related issues for consideration by the Compensation Committee, including market trends.

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Compensation Peer Group

In order to attract, retain, and motivate the best management talent, we believe that we must provide a target compensation opportunity that is competitive relative to our peers. Therefore, the Compensation Committee considers practices of specific companies that we identified as our peers for executive compensation in 2025 (the “2025 Peer Group”), as well as survey data.

Prior to the start of each new year, the Compensation Committee reviews the peer group with FW Cook, and makes changes, as appropriate, with an aim that it continues to appropriately reflect the Company’s size, industry, and scope of operations when considering the appropriate compensation for our executives.

In September 2024, FW Cook performed a review of the Peer Group and a market study to inform 2025 compensation decisions. Due to the decline in our revenue and market capitalization since the peer group review in 2023 and following a comprehensive search for additional peers which focused primarily on broad industry, revenue, and market capitalization relevance, FW Cook recommended that 16 of the largest peers be removed and 14 new peers be added. The Compensation Committee approved FW Cook’s recommendations in recognition that the 2024 Peer Group would no longer provide relevant compensation benchmarks given our reduced financial size. The 14 new peers had trailing four quarter revenue at the time ranging from $805 million to $3.5 billion and had market capitalization ranging from $1.1 billion to $3.9 billion (measured as a trailing 12-month average through September 17, 2024). The peer group restructuring resulted in a 48% reduction in median trailing four quarter revenue and a 76% reduction in the median trailing 12-month average market capitalization through September 17, 2024, in each case, compared to the 2024 Peer Group. Our 2024 analyst consensus revenue at the time the peer group was reviewed was $1.07 billion, which was positioned between the 25th percentile and the median of the new peer group’s trailing four quarter revenue. Our trailing 12-month average market capitalization through September 17, 2024 was $3.6 billion, which was positioned at the 49th percentile of the new group. This revised peer group was used to inform 2025 compensation decisions and the establishment of Mr. Nir’s compensation in connection with his appointment as Chief Executive Officer and was comprised of the following companies (the “2025 Peer Group”):

2025 Peer Group:

● Advanced Energy Industries, Inc.* ● Array Technologies, Inc.* ● Ciena Corporation ● Coherent Corp. ● Curtiss-Wright Corporation ● Diodes Incorporated ● EnerSys* ● Enphase Energy, Inc	● Fluence Energy, Inc.* ● Generac Holdings Inc. ● Ichor Holdings, Ltd.* ● Infinera Corporation* ● Itron, Inc.* ● ITT Inc. ● MKS Instruments, Inc. ● Photronics, Inc.* ● Rogers Corporation*	● Semtech Corporation* ● Sensata Technologies Holding plc ● Sunrun Inc.* ● Synaptics Incorporated* ● Ultra Clean Holdings, Inc.* ● Wolfspeed, Inc.*

*New peer for 2025 Peer Group, added in September 2024

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In August 2025, FW Cook performed a review of the Peer Group prior to performing a market study to inform 2026 compensation decisions. Due to the further decline in our market capitalization since the peer group review in 2025 and following a comprehensive search for additional peers which focused primarily on broad industry, revenue, and market capitalization relevance, FW Cook recommended that 10 of the largest peers be removed and four new peers be added. The Compensation Committee approved FW Cook’s recommendations in recognition that the 2025 Peer Group would no longer provide relevant compensation benchmarks given SolarEdge’s reduced market capitalization. Three of the four new peers had trailing four quarter revenue at the time ranging from $658 million to $703 million (lower than our revenue at the time), and the fourth had $2.9 billion in trailing four quarter revenue (but its market capitalization was lower than the median market capitalization of the previous peer group). The four new peers had market capitalization ranging from $1.4 billion to $4.3 billion as of August 15, 2025, which resulted in our $1.8 billion market capitalization at the time being at the 43rd percentile of the peer group. The peer group restructuring resulted in a 35% reduction in median trailing four quarter revenue and a 40% reduction in the median trailing 12-month average market capitalization through August 15, 2025, and a 45% reduction in the median market capitalization on August 15, 2025, in each case compared to the 2025 Peer Group. Our 2025-2026 average analyst consensus revenue was $1.3 billion at the time, which was FW Cook’s focus in anticipation that our 2024 revenue was at a low point, and this was the 48th percentile of the peer group trailing four quarter revenue (the peer revenue range was $658 million to $3.7 billion at the time). This revised peer group was used to inform 2026 compensation decisions and was comprised of the following companies (the “2026 Peer Group”):

2026 Peer Group:

● Advanced Energy Industries, Inc. ● Array Technologies, Inc.* ● Diodes Incorporated ● EnerSys* ● Enphase Energy, Inc ● Fluence Energy, Inc.	● Infinera Corporation* ● Kulicke and Soffa Industries, Inc.* ● Photronics, Inc.* ● Rogers Corporation ● Semtech Corporation ● Silicon Laboratories Inc.*	● Sunrun Inc.* ● Synaptics Incorporated* ● Ultra Clean Holdings, Inc. ● Veeco Instruments Inc.* ● Vishay Intertechnology, Inc. *

*New peer for 2026 Peer Group, added in August 2025

2025 Pay Positioning

After reviewing the market data described above, the Compensation Committee determined the approximate range within which to target total direct compensation (the sum of base salary, target annual incentive, and the target value of long-term incentives) for our senior executives for 2025. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs.

In general, for 2025, the Compensation Committee maintained base salaries and short-term incentive target opportunities for our senior executives, including the NEOs, below the median market benchmarks. The 2025 long-term incentive awards, which were granted in January 2025, were set at or below the median of our peer group. Individual levels took into account the Compensation Committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience.

Advisory Vote on Executive Compensation

At our 2025 annual meeting of stockholders, 87.0% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs, representing an increase from 77.1% at our 2024 annual meeting of shareholders. We view this increase as reflecting an improvement in stockholder outlook on the Company’s executive compensation policies and practices. The Compensation Committee considered these 2024 and 2025 vote results when it made compensation decisions for 2025 and for 2026, respectively.

The Compensation Committee decreased annual equity grant values to our NEOs in 2025 who were serving in the same role at the time of 2024 annual equity awards. Additionally, in January 2025, the CEO and his then serving direct reports voluntarily asked the Compensation Committee to approve a 10% percent reduction of their base salaries at the beginning of 2025 and until such time as the Company reaches profitability, and the Compensation Committee approved such reductions. Furthermore, in 2026, the Committee increased the CEO’s stock ownership guidelines from 4x salary to 5x salary.

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Compensation-Related Governance Policies

Equity Grant Practices

The Compensation Committee generally approves the annual equity awards for the Company’s executive officers, including each of the NEOs, at its meeting in December of the previous year, with a grant date to be effective in January before the filing of the Company’s Annual Report on Form 10-K for the prior fiscal year. The Compensation Committee generally also approves initial grants, for other employees, once a quarter, on the last calendar month of each quarter. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee determines it is in the Company’s best interest, the Compensation Committee may approve grants to be effective at other times. Employees may also enroll to purchase shares of the Company’s common stock under the terms of the ESPP. The Company may change its equity grant practices in the future. The Company did not grant any stock option awards in 2025. In 2025, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Clawback Policy

We maintain a Clawback Policy that complies with the requirements of Exchange Act Rule 10D-1. The Clawback Policy provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee shall take all necessary steps, unless determined to be financially impracticable, to cancel all or any portion of any outstanding incentive compensation, including annual bonuses and other short- and long-term cash, equity and equity-based incentive awards, which is in excess of the compensation the Company’s current and former executive officers (as determined by the Board in accordance with Rule 10D-1 promulgated under the Exchange Act and Nasdaq listing standards) would have earned for the relevant fiscal period(s) had the accounting restatement not occurred.

Stock Ownership and Holding Guidelines

The Company’s board of directors has adopted Stock Ownership and Holding Guidelines that apply to the Company’s board of directors, the CEO, and the executive officers, including the NEOs. In 2026 the guidelines were increased to require the CEO to attain and maintain ownership of stock equal to five times his annualized base salary, up from four times the value of his annualized base salary. Our guidelines require all other members of the CEO’s executive team to maintain ownership of stock equal to two times their annualized base salary. Non-employee members of the Board are required to attain and maintain ownership of stock equal to five times their cash retainer.

“Stock Ownership” can include the following, whether owned directly by, or held in trust for the benefit of, the executive or non-employee director or any member of his or her immediate family:

1.	Common stock of the Company, except to the extent such stock is subject to vesting conditions other than conditions based solely on the passage of time.
2.	Company stock units or similar stock rights granted under the Company’s equity awards which are to be settled in shares of common stock, except to the extent such stock units or rights are subject to vesting conditions other than conditions based solely on the passage of time.

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Unexercised stock options, whether vested or unvested, and unvested performance-based awards do not count towards the guidelines. Executives and directors who are covered by the policy are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards until they reach their applicable stock ownership level. “Net profit shares” refers to the number of shares actually held by an executive or director following a vesting or exercise event after covering withholding tax requirements and/or the costs of purchasing common stock.

Once covered by the stock ownership policy, executives and members of the Board are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership requirement. Once an individual has achieved the required stock ownership level, he/she must maintain stock ownership at or above the required level. As of the Record Date, all the executives and directors subject to this policy have met the requisite ownership guideline or are in compliance with the holding requirement under the policy.

Compensation of the Named Executive Officers

In determining target total direct compensation for our NEOs for 2025, the Compensation Committee reviewed independent market data as well as then-current pay levels of the Company’s senior executives, the Company’s pay philosophy and corporate performance, and the individual performance of the NEOs and other executive-specific factors such as criticality, tenure, and skill set relative to external marketplace.

For a discussion of the Company’s performance for the year ended December 31, 2025, see “Proxy Executive Summary-2025 Business Highlights and Link to Pay Decisions” above.

Base Salary

Our NEOs are located in Israel and their salaries are paid in NIS. In January 2025, the Compensation Committee approved the 2025 base salaries, effective as of January 1, 2025, for each NEO who served at such time. In January 2025, the CEO and his then serving direct reports voluntarily asked the Compensation Committee to approve a 10% percent reduction of their base salary from the beginning of 2025 and until such time as the Company reaches profitability. Mr. Bechor’s and Mr. Porat’s base salaries were not changed as they continued their voluntary 10% reductions in effect since July 2024. In connection with his appointment in March 2025, the Compensation Committee approved the initial base salary of Mr. Alperovitz (1,860,000 NIS), who voluntarily asked for a 10% reduction, like all other NEOs, to 1,674,000 NIS. On January 1, 2025, the Compensation Committee approved an increase to Mr. Huber’s base salary to 1,302,720 NIS, which was voluntarily reduced by 10%, like all other NEOs, to 1,172,448 NIS.

The following table sets forth the base salaries for the NEOs as of December 31, 2024 and December 31, 2025 (or as of the last day of employment for Mr. Porat) and the aggregate percentage change:

Name	2024 Annual Base Salary (NIS)	2025 Annual Base Salary (NIS)	Aggregate Percentage Change
Shuki Nir	2,757,432	2,481,689	(10%)
Asaf Alperovitz	-	1,674,000	NA
Uri Bechor	1,602,900	1,602,900	-
Ariel Porat	1,674,000	1,674,000	-
Daniel Huber(1)	-	1,172,448	NA

(1)	Daniel Huber became an executive officer of the Company as of April 8, 2025.

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Annual Cash Incentive Compensation

For 2025, each NEO was eligible to receive an annual cash incentive compensation payment based on achievement with respect to pre-established corporate performance goals. At the beginning of 2025 or in connection with their respective appointments, the following target annual cash incentive awards were established by the Compensation Committee, which are pro-rated for any NEOs who were not employed for all of 2025:

Name	2025 Target Annual Incentive Award (as a % of Base Salary)
Shuki Nir	100%
Asaf Alperovitz(1)	75%
Ariel Porat	75%
Uri Bechor	80%
Daniel Huber	75%

(1)	Asaf Alperovitz, our CFO was appointed on March 3, 2025, his 2025 target annual incentive award was pro rated to 62.5% for the period of 2025 during which he was employed by the Company.

For all of the NEOs, any payments under the annual cash incentive compensation program are contingent upon the Company achieving threshold performance with respect to the performance measures. The table below sets forth the performance measures and targets approved by the Compensation Committee in February 2025, the actual performance of such measures and the resulting payout percentage. No bonus would have been payable under the 2025 Executive Bonus Plan had the Company not reached a minimum of $1 billion in revenues for 2025.

	Measure	Weight	Achievement Range			Actual Performance	Weighted Payout Percentage
			Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Financials (1)	Revenues	30%	$1.15B	$1.36B	$1.57B	$1.16B	15.5%
	Non-GAAP Gross Margin	10%	12%	16%	19%	16.7%	11.2%
	Non-GAAP Operating Income (Loss)	10%	$(208M)	$(142M)	$(73M)	$(156M)	8.9%
	Free Cash Flow	10%	$57.3	$157M	$271M	$77M	6.0%
Business strategic goals(2)	Quality of products	10%	Goals which include annual failure rate of the Company’s products				10.0%
	New product introduction	20%	Goals which include the installation of new products				25.0%
	Manufacturing KPI’s	10%	Goals which include increasing manufacturing capacity in the U.S.				9.6%
Total		100%					86.2%

(1)	Please see Appendix A to this proxy statement for a reconciliation of non-GAAP measures to the nearest GAAP measure.

(2)	Further details regarding the goals included in the Business Strategic Goals are not disclosed due to their confidentiality and commercially sensitive nature, as the Company believes disclosure could result in competitive harm.

The Company exceeded the minimum financial goals required for bonus payments by achieving annual revenue of over $1 billion and a 86.2% of Target Corporate Performance Achieved. The earned bonus amounts were calculated based on 2025 salaries without giving effect to the temporary 10% salary reductions that were put in place at the beginning of the year.

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Equity Compensation

2025 Annual Equity Awards

The 2025 NEO equity awards granted at the beginning of the year other than to Mr. Alperovitz, who joined the Company on March 3, 2025, were targeted to be 50% in PSUs and 50% in RSUs, each, with potential to upside of up to 150% of the target PSUs. The Company believes that this ratio supports a performance-based compensation program that aligns the NEOs’ interests with the interests of stockholders, and provides a balance between maximizing stockholder value and retention (with RSUs vesting quarterly for continued employment over four years and with PSUs tied to the 30-day successive average trading price of the Company’s common stock and contingent on a minimum employment period of two years).

The following table sets forth the target annual equity award value for each NEO employed in January 2025 (or, for Mr. Alperovitz, in connection with his appointment in March 2025):

Name	RSU Value ($)	Target PSU Value ($)	Total Target Annual Equity Value ($)
Shuki Nir	$2,100,000	$2,100,000	$4,200,000
Asaf Alperovitz	$600,000	$600,000	$1,200,000
Ariel Porat	$600,000	$600,000	$1,200,000
Uri Bechor	$600,000	$600,000	$1,200,000
Daniel Huber	$500,000	$500,000	$1,000,000

The 2025 RSUs vest in equal quarterly installments over a four-year period commencing on February 28, 2025 and ending February 28, 2029 (or, for Mr. Alperovitz, as of 25% on May 31, 2026, and quarterly thereafter through May 31, 2029). At grant, the 2025 PSU grant targets represented substantial upside. Mr. Alperovitz’s PSUs were granted when the stock price was ~$17.32, making the $40 target a ~131% increase, while Mr. Porat, Mr. Nir and Mr. Bechor were granted PSUs at ~$14.00, making the $40 target a ~186% increase, underscoring the rigor of the award at the time of grant. With respect to the 2025 PSUs, 50% of the target PSUs would be earned upon achievement of a $40 stock price hurdle, 100% of the target PSUs would be earned upon achievement of a $70 price hurdle, and 150% of the target PSUs would be earned upon achievement of a $100 price hurdle. Achievement is defined as a 30-day successive average trading price of the Company’s common stock. The stock price hurdles may be achieved over the three years after grant, and any PSUs that are earned during the first two years after grant are subject to a two-year time-vesting requirement from the date of grant

Performance of 2023 and 2024 PSUs

The PSUs granted in 2023 were eligible to vest based on the Company’s TSR for the period measured from January 1, 2023 to December 31, 2025 relative to the TSR of the companies in the S&P 500 Index. The Company’s TSR was below the threshold performance level, which required at least 25th percentile performance. As a result, no PSUs were earned.

With respect to the 2024 PSUs, tied to the Company’s TSR for the period measured from January 1, 2024 to December 31, 2026 relative to the TSR of the companies in the S&P 500 Index, the measurement will occur at the end of the performance period on December 31, 2026. These PSUs were tracking to be earned at 0% of target as of December 31, 2025.

2025 Other Equity Awards

Mr. Huber received an additional 20,000 RSUs that vest in equal quarterly installments over a four-year period commencing on August 31, 2025. This award was granted to our Chief Revenue Officer to recognize his key contributions toward driving successful progress in the Company’s turnaround, including executing increased product adoption through a combination of organic growth and strategic partnerships.

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Other Compensation

Our NEOs receive benefits that we generally make available to all salaried employees in Israel, where the NEOs are located. These include contributions to an education fund and to a fund known as Manager’s Insurance, which provides for a combination of retirement plan, insurance, and severance pay benefits to Israeli employees. See the section below entitled “Executive Compensation Table Narrative-Employment Agreements” for more information. Executives do not receive any special perquisites not extended to other employees of the Company.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the Code) limits the deductibility of compensation to $1 million per year per person for certain of our executive officers, including our NEOs.

While our Compensation Committee considers the impact of this tax treatment, the primary factor influencing program design is the support of our business objectives. Generally, whether compensation will be deductible under Section 162(m) of the Code will be a consideration, but not the decisive consideration, with respect to our Compensation Committee’s compensation determinations. Accordingly, our Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax deductible in order to achieve a strategic result that our Compensation Committee determines to be more appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management and its independent consultant the Compensation Discussion and Analysis above, and based on such reviews and discussions, recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

Dana Gross, Chairperson

Yoram Tietz

Betsy Atkins

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Compensation Risk

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Management assessed, and the Compensation Committee reviewed, our senior executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Among the program attributes that discourage inappropriate risk-taking are:

●	The balance between annual and long-term compensation, including the fact that a significant portion of compensation is delivered in the form of equity incentives that vest over several years;
●	PSUs are measured against the 30-day successive average trading price of the Company’s common stock, and are subject to at least a two-year vesting period;
●	Certain NEOs also have PSUs that are measured against the Company’s TSR relative to the TSR of companies in the S&P 500 index;
●	The use of multiple financial and business strategic metrics for performance-based annual cash incentive awards under our annual cash incentive program;
●	The Compensation Committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation;
●	Our management stock-selling restrictions encourage a longer-term perspective and align the interests of senior executives and the board, as applicable, with other stockholders; and
●	We maintain a clawback policy applicable to our executive team which provides for the recoupment of incentive-based compensation in the event of a financial restatement.

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the year ended December 31, 2025, the year ended December 31, 2024, and the year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)
Shuki Nir - Chief Executive Officer	2025	725,667	3,460,835	746,968	127,968 (6)	5,061,438
	2024	276,926	3,021,768		41,348	3,340,042
Asaf Alperovitz - Chief Financial Officer	2025	411,635	1,000,907	314,913	77,895 (7)	1,805,350
Ariel Porat - Former Chief Financial Officer	2025 2024	364,370 268,128	988,806 1,373,550	- -	124,479 (8) 34,001	1,477,655 1,675,679
Uri Bechor - Chief Operating Officer	2025	468,703	988,806	385,968	86,765 (9)	1,930,242
	2024	458,856	3,860,070	-	90,894	4,409,820
	2023	480,931	2,219,298		74,766	2,774,995
Daniel Huber (11) - Chief Revenue Officer	2025	342,834	1,435,787	264,673	122,211 (10)	2,165,505

(1)	We paid the amounts reported for each NEO in New Israeli Shekels. We have translated amounts paid in New Israeli Shekels into U.S. dollars at the foreign exchange rate published by the Bank of Israel as of the date of payment.

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(2)	The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2026. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise will approximate the aggregate grant date fair value.
(3)	The amounts in this column for the PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, not including the effect of any estimated forfeitures. For these amounts, see the Grants of Plan-Based Awards table later in this proxy statement. The grant date fair value of the PSUs assumes performance below maximum; the grant date fair value of the PSUs assuming maximum achievement of the performance conditions was: (i) for Mr. Nir, $3,149,958, (ii) for Mr. Alperovitz, $963,888, (iii) for Mr. Porat, $899,988 , (iv) for Mr. Bechor, $899,988 , and (v) for Mr. Huber, $749,960.
(4)	Represents the cash bonuses earned pursuant to our annual cash incentive program. For more information, see the discussion in the CD&A under the caption Annual Cash Incentive Compensation.
(5)	The amounts in this column include the contribution by the Company to severance funds, pension funds and Israeli recreational funds and a recuperation allowance.
(6)	Includes a $60,448 contribution by the Company to Mr. Nir ’s severance fund and $67,520 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(7)	Includes a $34,289 contribution by the Company to Mr. Alperovitz’s severance fund and $43,606 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(8)	Includes a $30,352 contribution by the Company to Mr. Porat’s severance fund and $94,127 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(9)	Includes a $39,043 contribution by the Company to Mr. Bechor’s severance fund and $47,722 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(10)	Includes a $28,558 contribution by the Company to Mr. Huber’s severance fund and $93,653 in aggregate Company contributions to pension and Israeli recreational funds and a recuperation allowance.
(11)	Mr. Huber became an executive of the Company since April 8, 2025.

2025 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shuki Nir		$378,768	$757,536	$1,136,304
	01-02-2025							141,891 (3)	$2,099,987
	01-02-2025				70,945	141,890	212,835		$1,360,848
Asaf Alperovitz		$191,621	$383,242	$574,863
	03-24-2025							37,360 (4)	$642,592
	03-24-2025				18,680	37,360 (4)	56,040		$358,315
Ariel Porat		$191,621	$383,242	$574,863
	01-02-2025							40,540 (3)	$599,992
	01-02-2025				20,270	40,540	60,810		$388,814
Uri Bechor		$195,715	$391,429	$587,144
	01-02-2025							40,540 (3)	$599,992
	01-02-2025				20,270	40,540	60,810		$388,814
Daniel Huber		$134,209	$268,418	$402,626
	01-02-2025							33,783 (3)	$499,988
	01-02-2025				16,891	33,782	50,673		$323,999
	09-15-2025							20,000 (5)	$611,800

(1)	These amounts reflect the threshold, target and maximum payout levels under the 2025 annual cash incentive program, pursuant to which the NEOs were eligible to earn between 0% and 150% of target based on the Company’s financial and business strategic performance; provided, however, that the Named Executive Officers would not be entitled to any payment unless the Company reaches a minimum of $1 billion in revenues for 2025.

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(2)	These amounts reflect the threshold, target, and maximum PSUs granted to the NEOs on January 02, 2025 and March 24, 2025, which will be eligible for vesting upon achievement of a 30-Day Price of $40 or more (with respect to 50% of the target PSUs), $70 (with respect to 50% of the target PSUs) and $100 (with respect to a potential upside of an additional 50% of the target PSUs), in each case, during the three-year performance period ending on December 31, 2027, and based on a minimum employment period of two years.
(3)	These RSUs vest in equal quarterly installments through February 28, 2029.
(4)	These RSUs vest as to 25% on May 31, 2026, and quarterly thereafter over the following three years.
(5)	These RSUs vest in equal quarterly installments through August 31, 2029.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We or SolarEdge Technologies Ltd., our Israeli subsidiary, are party to the following employment agreements: (1) an employment agreement with Mr. Nir effective as of December 4, 2024, pursuant to which he was appointed to serve as Chief Executive Officer; (2) an employment agreement with Mr. Porat effective as of June 13, 2024 pursuant to which he served as Chief Financial Officer, until March 3, 2025; (3) an employment agreement with Mr. Alperovitz, effective March 3, 2025, pursuant to which he serves as Chief Financial Officer (on March 10, 2026, the Company announced Mr. Alperovitz’s resignation as the Company’s CFO, to be effective as of June 9, 2026); (4) an employment agreement with Mr. Bechor effective as of September 1, 2019, pursuant to which he serves as our Chief Operating Officer; and (5) and employment agreement with Mr. Huber, effective as of January 1, 2025, pursuant to which he serves as our Chief Revenue Officer. The employment agreement of Mr. Porat was amended when he ceased to be an executive officer to take into account his changed role.

Each of these employment agreements provides for employment of the NEO on an “at-will” basis. In all cases, either party may terminate the agreement by providing written notice of termination (30 days for Mr. Huber, 90 days for Mr. Porat and Mr. Alperovitz, and 180 days for Messrs. Nir and Bechor), provided, however, that we may terminate the agreements immediately and without prior notice and make a payment in lieu of advance notice, in accordance with applicable law. In addition, we may also terminate the agreements immediately upon written notice in the event of “cause” (as defined therein) which may include a conviction of a crime of moral turpitude, a material breach of fiduciary duties towards the company or its parent company, engagement in competing activities, a material breach of confidentiality and non-disclosure obligations towards the company or its parent company, or a material breach of the employment agreement or other circumstances under which severance pay may be denied from such employee under the applicable Israeli law.

The agreements provide for a base salary, vacation, sick leave, payments to a pension and severance fund as well as an Israeli recreational fund and recuperation pay in accordance with Israeli law. Pursuant to the agreements, we have affected a manager’s insurance policy for each NEO pursuant to which we make contributions on behalf of each NEO as well as the required statutory deductions from salary and any other amounts payable under the agreements on behalf of each NEO to the relevant authorities in accordance with Israeli law. For all NEOs, we contribute 8.33% of each NEO’s base salary toward the policy for the severance pay component, 6.5% for the savings and risk component, 7.5% for the educational fund component, up to approximately $4,400 per year and up to 2.5% for disability insurance.

In the event that an employee has a manager’s insurance fund the employer shall be required to allocate a portion of its contributions to purchase disability insurance to insure 75% of an employee’s salary which allocation shall not decrease the severance component of the employer’s contributions below 5% or increase total employer contributions above 7.5%. In all cases we deduct 6% of each NEO’s base salary to be paid on behalf of the NEO toward the policy and 2.5% for the educational fund component.

Separation Agreements

In connection with Mr. Porat’s resignation as Chief Financial Officer on March 3, 2025, we entered into a separation agreement with Mr. Porat, pursuant to which he remained a non-officer employee for a six-month transition period that satisfied the notice period required under his employment agreement during which time he was provided his base salary and continued vesting of his equity awards. Mr. Alperovitz announced his resignation on March 10, 2026 and will remain CFO until June 9, 2026, in accordance with the terms of his employment agreement.

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Outstanding Equity Awards at December 31, 2025

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2025, including the applicable vesting dates.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Pric	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Units that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)*
Shuki Nir					55,447 (1)	$1,599,646
					28,450 (2)	$820,783
							71,122 (4)	$2,051,870
					115,287 (3)	$3,326,030
							141,890 (4)	$4,093,527
Asaf Alperovitz					37,360 (5)	$1,077,836
							37,360 (4)	$1,077,836
Uri Bechor	3,815	—	$101.81	01-02-30
	2,436	—	$311.35	01-05-31
					222 (6)	$6,405
					1,205 (7)	$34,764
					6,073 (8)	$175,206
							9,986 (9)	$288,096
					90,000 (10)	$2,596,500
							60,000 (4)	$1,731,000
					32,939 (3)	$950,290
							40,540 (4)	$1,169,579
Daniel Huber					702 (11)	$20,253
					1,994 (8)	$57,527
							3,278 (9)	$94,570
					27,449 (3)	$791,904
							33,782 (4)	$974,611
					11,250 (10)	$324,563
					18,750 (12)	$540,938

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*	The market value of shares or units of stock that have not vested is based on the number of shares or units of stock that have not vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2025 ($28.85).
(1)	These RSUs were granted on September 02, 2024 and vest as to 25% on May 31, 2025 and quarterly thereafter through May 31, 2028.
(2)	These RSUs were granted on December 05, 2024 and vest as to 25% on February 28, 2026 and quarterly thereafter through February 28, 2029.
(3)	These RSUs were granted on January 02, 2025 and vest in equal quarterly installments through February 28, 2029.
(4)	The PSU awards were granted on December 05, 2024, January 02, 2025 and March 24, 2025 and vests upon achievement of a 30-day successive average trading price of $40 or more (with respect to 50% of the target PSUs), $70 or more (with respect to 50% of the target PSUs) and $100 or more (with respect to a potential upside of an additional 50% of the target PSUs), during the three-year performance period ending on December 31, 2027 and based on a minimum employment period of two years. In accordance with SEC rules, the number of PSUs shown reflects achievement of threshold level performance (stock price hurdle of $40).
(5)	These RSUs were granted on March 24, 2025 and vest as to 25% on May 31, 2026 and quarterly thereafter through May 31, 2029.
(6)	These RSUs were granted on January 03, 2022 and vest in equal quarterly installments through February 28, 2026.
(7)	These RSUs were granted on January 04, 2023 and vest in equal quarterly installments through February 28, 2027.
(8)	These RSUs were granted on January 03, 2024 and vest in equal quarterly installments through February 28, 2028.
(9)	The PSU awards were granted on January 16, 2024 and vests following a three-year performance period ending on December 31, 2026 based on the Company’s relative TSR performance during such performance period. In accordance with SEC rules, the number of PSUs shown reflects achievement of threshold level TSR performance.
(10)	These RSUs were granted on October 14, 2024 and December 05, 2024 and vest in equal quarterly installments through November 30, 2028.
(11)	These RSUs were granted on October 30, 2022 and vest in equal quarterly installments through November 30, 2026.
(12)	These RSUs were granted on September 15, 2025 and vest in equal quarterly installments through August 31, 2029.

Stock Vested Table

The following table provides information regarding stock vested during the year ended December 31, 2025, for each NEO. No NEOs exercised options during such year.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Shuki Nir	59,872	$1,568,436
Ariel Porat	19,180	$608,241
Asaf Alperovitz	-	-
Uri Bechor	42,470	$1,145,616
Daniel Huber	13,660	$392,059

(1)	The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance

Pursuant to the terms of the employment agreements with the NEOs, as well as in accordance with Israeli law, upon a termination of the NEO’s employment, each NEO is entitled to the payments we have made on behalf of each NEO to the Manager’s Insurance Policy.

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Equity Acceleration

Pursuant to the terms of the respective employment agreements with Messrs. Nir, Porat, Alperovitz and Bechor, if within twelve months following the occurrence of a “change in control” any of these NEOs is terminated without “cause” or if any of these NEOs terminates his employment due to “justifiable reasons” (each such term as defined in the NEOs employment agreements), the NEO will be entitled to full acceleration of any unvested equity, including PSUs, RSUs or stock options held by the NEO at the time of such termination. Pursuant to the terms of the amended employment agreement with Mr. Huber, entered into as of January 1, 2026, if within 12 months following the occurrence of a “change in control” his employment is terminated without “cause” or if he terminates his employment due to “justifiable reasons” (each as defined in Mr. Huber’s employment agreement), Mr. Huber will be entitled to full acceleration of any unvested equity, including PSUs, RSUs or stock options granted to him following January 1, 2026.

Under our PSU Award Agreement, in the event that a Change in Control (as defined in the PSU award agreement) occurs prior to the completion of the Performance Period, the PSUs shall be converted into time-based RSUs based on performance through the date of the Change in Control that will vest in full on the last day of the applicable performance period, subject to Continuous Service through each such date. In the event of a termination by the Company without Cause (as defined in the PSU award agreement) within 12 months following the date of the Change in Control, any unvested time-based RSUs that were converted pursuant to the previous sentence will accelerate on the date of such termination. Upon termination due to death or Disability (as defined in our Amended and Restated 2015 Global Incentive Plan), the unvested PSU awards will vest with respect to the target number of PSUs.

Upon termination due to death or “disability” (as defined in our 2015 Global Incentive Plan), any unvested equity, including PSUs, RSUs or stock options held by our Shuki Nir, Asaf Alperovitz, and Uri Bechor will immediately vest, and any unvested equity of Daniel Huber granted after January 1, 2026 shall immediately vest. With respect to PSUs, upon termination due to death or disability prior to the completion of the Performance Period, vesting shall apply with respect to the applicable target number of PSUs..

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Potential Payments as of December 31, 2025

The following tables show the value of the potential payments and benefits our NEOs as of December 31, 2025 would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2025, triggering date and, where applicable, using a price per share for our common stock of $28.85 (the closing price of a share of our common stock on December 31, 2025).

	Name	Termination upon Death or Disability of Employee ($)	Termination for Cause ($)	Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	Shuki Nir	14,964,553	-	-	14,964,553
	Asaf Alperovitz	2,694,590	-	-	2,694,590
	Uri Bechor	8,503,105	-	-	8,503,105
	Daniel Huber	3,291,670	-	-	3,291,670

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2025 ($28.85); however, no value is reflected herein for outstanding stock options, as the exercise price of all outstanding stock options exceeded the closing price of our common stock on December 31, 2025. In the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on December 31, 2025 ($28.85).

2025 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Shuki Nir, and the ratio of these two amounts. For 2025,

●	The annual total compensation of the median compensated of all of our employees who were employed as of December 31, 2025, other than Mr. Nir, was $74,248.
●	Mr. Nir’s annual total compensation was $5,061,438. Based on this information, the ratio of the annual total compensation of Mr. Nir to the annual total compensation of our median employee is 68.17 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. To identify the “median employee,” we utilized the 2025 base salary earned during the year and target annual cash incentive for the 2025 performance year, which we annualized for any permanent employee who did not work for the entire year. Earnings of our employees outside the U.S. were converted to U.S. dollars using annual average currency exchange rates.

Using the measure described above, we identified a “median employee” who is a full-time employee located in US and calculated the median employee’s annual total compensation for our pay ratio in accordance with applicable SEC rules for calculating Summary Compensation Table total compensation.

SolarEdge is a global company, with operations worldwide and with its executive officers and a majority of its employees located in Israel, the country in which our headquarters office is located. Because the SEC rules for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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2025 Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for Mr. Nir ($)(1)	Compensation Actually Paid to Mr. Nir ($)(2)					Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in $ ‘000)	Revenue (in $ ‘000) (5)
			Summary Compensation Table Total for Mr. Faier ($)(1)	Compensation Actually Paid to Mr. Faier ($)	Summary Compensation Table Total for Mr. Lando ($)(1)	Compensation Actually Paid to Mr. Lando ($)(2)			Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(4)
2025	5,061,438	12,500,191	N/A	N/A	N/A	N/A	1,844,688	3,441,649	9.04	47.80	(405,448)	1,184,444
2024	3,340,041	3,362,607	4,097,470	732,483	5,179,860	(1,649,809)	2,623,295	1,194,731	4.26	32.23	(1,806,357)	901,456
2023	N/A	N/A	N/A	N/A	7,500,450	(2,219,853)	2,215,233	3,110,279	29.33	51.92	34,329	2,976,528
2022	N/A	N/A	N/A	N/A	7,424,905	8,059,218	2,636,004	1,963,865	88.77	70.98	93,779	3,110,279
2021	N/A	N/A	N/A	N/A	7,361,336	4,432,838	2,614,452	1,459,271	87.92	74.90	169,170	1,963,865

(1)	The amounts reported for Mr. Nir (our Chief Executive Officers, or “PEO”) for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table. Refer to the Executive Compensation Tables – Summary Compensation Table. Zvi Lando served as our Chief Executive Officer until August 26, 2024; Ronen Faier served as our Interim Chief Executive Officer from August 26, 2024, until December 4, 2024; and Mr. Nir has served as our Chief Executive Officer since December 4, 2024.
(2)	SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEOs) for 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid in 2025	Compensation Actually Paid to Mr. Nir ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
Summary Compensation Table Total	5,061,438	1,844,688
Less, value of Stock Awards reported in Summary Compensation Table	(3,460,835)	(1,103,577)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	7,419,556	1,645,748
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	2,364,040	709,219
Plus, fair value as of vesting date of equity awards granted and vested in the year	782,246	146,589
Plus (less), change in fair value from last day of prior year to vesting date of equity awards granted in prior years that vested in the year	333,745	413,005
Less, fair value from the last day of prior year of equity awards granted in prior years that were forfeited in the year	-	(214,024)
Compensation Actually Paid	12,500,191	3,441,649

(3)	The dollar amounts represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Nir) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes (the “Non-PEO NEOs”) are as follows: in 2025, Uri Bechor, Ariel Porat, Asaf Alperovitz and Daniel Huber; in 2024, Uri Bechor, Rachel Prishkolnik and Ariel Porat; in 2023, Ronen Faier, Uri Bechor, Rachel Prishkolnik, Yoav Galin and Meir Adest and in 2022 and 2021, Ronen Faier, Uri Bechor, Rachel Prishkolnik and Yoav Galin.
(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. The peer group TSR represents TSR of the Invesco Solar ETF index.
(5)	Represents total revenues as reported in our Annual Report on Form 10-K.

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Description of Certain Relationships of Information Presented in the Pay Versus Performance Table

As described in more detail in the Compensation Discussion & Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.” In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Company vs Peer Group TSR and Compensation Actually Paid

Pay Versus TSR 2021-2025
Indexed Total Shareholder Return
Compensation Actually Paid ($Mil.)
$350
$300
$250
$200
$150
$100
$50
$0
-$50
$35
$30
$25
$20
$15
$10
$5
$0
-$5
2021
2022
2023
2024
2025
Aggregate CAP to PEOs
Avg. Cap to Other NEOs
Co. TSR
Peer TSR

* CAP is presented on an aggregate basis to PEOs

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Compensation Actually Paid vs Net Income

Pay Versus Net Income 2021-2025
Annual Net Income ($Mil.)
$0
-$250
-$500
-$750
-$1,000
-$1,250
-$1,500
-$1,750
-$2,000
Compensation Actually Paid ($Mil.)
$15
$13
$11
$9
$7
$5
$3
$1
-$1
-$3
-$5
2021
2022
2023
2024
2025
Aggregate CAP to PEOs
Avg. Cap to Other NEOs
Net Income

* CAP is presented on an aggregate basis to PEOs

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Compensation Actually Paid vs Revenue

Pay Versus Revenue 2021-2025
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
Annual Revenue ($Mil.)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($Mil.)
2021
2022
2023
2024
2025
Aggregate CAP to PEOs
Avg. Cap to Other NEOs
Revenue

* CAP is presented on an aggregate basis to PEOs

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

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Transactions with Related Persons

Review, Approval, or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related person transactions.

We adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any proposed “related person” transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with Item 404 of Regulation S-K, our Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, and transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

Fiscal Year 2025 Transactions with Related Persons

Since the beginning of the last fiscal year, there have been no transactions, and there are no currently proposed transactions with any “related person” that require disclosure under Item 404 of Regulation S-K.

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Report Of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The principal purpose of the Audit Committee is to represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications, independence and performance; and (iv) the design, implementation, and performance of the Company’s internal audit function. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter and summarized starting on page 27 of this Proxy Statement.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Kost Forer Gabbay & Kasierer, a member of EY Global, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements included in our 2025 Annual Report on Form 10-K for the year ended December 31, 2025, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee has also reviewed and discussed with Kost Forer Gabbay & Kasierer, a member of EY Global the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, the Audit Committee discussed with Kost Forer Gabbay & Kasierer, a member of EY Global those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, Kost Forer Gabbay & Kasierer, a member of EY Global, provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Kost Forer Gabbay & Kasierer’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Kost Forer Gabbay & Kasierer, a member of EY Global its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE AUDIT COMMITTEE

Yoram Tietz (Chairperson)

Dana Gross

Guy Gecht

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SolarEdge Technologies, Inc.

1 HaMada Street, Herzeliya, Israel, 4673335

Proxy Statement

June 3, 2026

The Meeting

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”, the “board of directors” or the “Board”) of SolarEdge Technologies, Inc., a Delaware corporation (the “Company”), for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 200 Park Avenue, New York, NY 10166-0193, at 9:00 am Eastern Time. The Notice and the proxy materials, including this Proxy Statement, were first made available to stockholders on or about April 23, 2026. Stockholders of record can access the proxy materials by following instructions in the Notice and visiting www.proxyvote.com. Beneficial owners should review these proxy materials and their voting instruction card or Notice for how to vote in advance of and participate in the Annual Meeting. Electronic copies of this Proxy Statement and our 2025 Annual Report are also available at the Company’s website at http://investors.solaredge.com.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on April 6, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on April 6, 2026, we had 60,817,929 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. There is no cumulative voting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of the majority of the voting power of the stock outstanding and entitled to vote at the annual meeting, present at the annual meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

1	Proposal No. 1
•

Election of Seven Director Nominees Named in this Proxy Statement - directors will be elected if the number of votes cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election. Abstentions and “broker non-votes” (as defined below), if any will have no effect on Proposal No. 1.

2	Proposal No. 2
•

Ratification of Appointment of Independent Registered Public Accounting Firm for 2026- requires the affirmative vote of the holders of a majority of the voting power of the stock, present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 2. While there should be no “broker non-votes” in respect of this proposal, if there were any such broker non-votes, any such broker non-votes (as defined below), if any, will have no effect on this Proposal No. 2

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3	Proposal No. 3
•

Advisory Vote to Approve the Compensation of our Named Executive Officers (the “Say-on-Pay” vote) - requires the affirmative vote of the holders of a majority of the voting power of the stock present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 3. “Broker non-votes”, if any, will have no effect on this Proposal No. 3. This advisory vote is not binding on the Board. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation programs and making compensation decisions.

4	Proposal No. 4
•

Approval of the Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law - requires the affirmative vote of the holders of a majority of outstanding shares of our common stock. Abstentions and “broker non-votes” if any, will have the same effect as votes against this Proposal No. 4.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the SEC, we are making the proxy materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. The Company believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs incurred by the Company for the 2026 Annual Meeting and helps to conserve natural resources.

On or about April 23, 2026, we mailed the Notice in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials on the Internet and how to vote.

If you received the Notice by mail, you will not be receiving a printed copy of the proxy materials unless you request a printed copy, currently or on an ongoing basis. If you received the Notice by mail and would like to receive a paper or email copy of the proxy materials, follow the instructions on the Notice. Stockholders who requested paper copies of the proxy materials or previously elected electronic receipt, did not receive the Notice and will receive the proxy materials in the format requested.

How You Can Access the Proxy Materials Electronically or Sign Up for Electronic Delivery

We would like to encourage stockholders to help us reduce the environmental impact of our annual meeting. This Proxy Statement and our Annual Report may be viewed online at www.proxyvote.com. Stockholders can also sign up to receive proxy materials electronically by visiting www.proxyvote.com.

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Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote at the Annual Meeting or in advance of the Annual Meeting by telephone or electronically via the Internet by following the instructions included in the Notice or by completing, dating and signing the proxy card and promptly returning it in the enclosed envelope if you request and receive (or previously requested and received) a hard copy of the proxy materials. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “FOR” each of the nominees in Proposal No. 1, and “FOR” Proposal Nos. 2, 3, and 4.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from bank, broker, or other nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your bank, broker, or other nominee in advance of the Annual Meeting, applicable rules grant your broker discretionary authority (but do not require the broker) to vote on proposals deemed to be “routine” by the New York Stock Exchange (“NYSE”) (although they are not required to do so). Banks, brokers and other nominees do not have discretionary authority to vote on “non-routine” matters. As such, “broker non-votes” occur when a person holding shares in street name does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Whether a proposal is considered “routine” or “non-routine” is subject to the NYSE rules and final determination by the stock exchange. Even with respect to discretionary matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee regarding how to vote your shares on all proposals to ensure that your vote is counted.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairperson of the meeting, or the holders of the majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, shall have power to adjourn, postpone or recess the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the Notices, the proxies and other soliciting materials, as applicable, proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person, by telephone or by email. Morrow Sodali, LLC, was hired to assist in the distribution of proxy materials and solicitation of votes for a $25,000 fee, plus expenses. Following the original mailing of the Notice, the proxies and other soliciting materials, as applicable, the Company will request that banks, brokers and other nominees forward copies of the Notice, the proxy and other soliciting materials, as applicable, to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it at any time prior to voting being concluded at the Annual Meeting. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent vote or proxy that is submitted via telephone or Internet, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

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Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Notice, Annual Report or Proxy Statement, as applicable. We will promptly deliver a separate copy of the Notice, Annual Report or the proxy materials, as applicable, to you if you notify us by telephone at 972 (9) 957-6620, by mail at SolarEdge Technologies, Inc. at, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com. You also may request additional copies of the Notice or the proxy materials, or for stockholders sharing an address that are currently receiving multiple copies, request a single copy of the Notice, Annual Report, or proxy materials, by notifying us in writing or by telephone at the same address, email address, or telephone number. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers, and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed during the year ended December 31, 2025, we determined that all required reports have been properly and timely filed other than one Form 3 for Mr. Huber disclosing his initial shareholdings that was not timely filed due to an administrative error. The Company continues to take measures to prevent delays in filings in the future.

Stockholder Proposals for the 2027 Annual Meeting

Rule 14a-8 Proposals. Stockholder proposals for inclusion under Rule 14a-8 in the Company’s 2027 proxy statement for the proxy relating to our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must be received by the Company at the principal executive offices of the Company no later than the close of business on December 24, 2026. Such proposals also must comply with the other rules of the Securities and Exchange Commission relating to Rule 14a-8 stockholders’ proposals.

Advance Notice Proposals and Nominations. In addition, any stockholder seeking to bring business before the 2027 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director under the advance notice provisions of our Amended and Restated Bylaws (the “Bylaws”) must provide timely notice of such proposal of business or nomination to the Company’s Corporate Secretary. Specifically, written notice of any such proposed business or nomination (including information required under Rule 14a-19) must be delivered to the Company’s Corporate Secretary at our principal executive offices no earlier than the close of business on February 3, 2027 and no later than the close of business March 5, 2027.

In the event that the date of our 2027 Annual Meeting is more than 30 days before or more than 30 days after the anniversary date of our 2026 Annual Meeting of Stockholders, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

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A stockholder’s notice to the Corporate Secretary of the Company must be in proper written form and must include the information and consents required by our Bylaws (including information required under Rule 14a-19) related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made, and each person whom the stockholder proposes to nominate for election as a director, or the business desired to be brought before the meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of the Company at 1 HaMada Street Herziliya Pituach, Israel, 4673335.

Directors’ Attendance At Annual Stockholder Meetings

The Company encourages members of its Board to attend its annual stockholder meetings. One member of the Company’s Board then serving, attended the Company’s 2025 annual stockholder meeting.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote by telephone or via the Internet or by completing, dating, signing, and promptly returning the proxy card if you request and receive (or requested and received) a form of proxy, so that your shares may be represented at the meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department at investors@solaredge.com.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our website, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements, and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT SOLAREDGE TECHNOLOGIES, INC., 1 HAMADA STREET, HERZILIYA PITUACH, ISRAEL, 4673335, OR BY EMAIL AT INVESTORS@SOLAREDGE.COM.

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APPENDIX A

To provide investors and others with additional information regarding SolarEdge’s results, SolarEdge has disclosed in this proxy statement non-GAAP net income (loss) and net diluted income (loss) per share, which are non-GAAP financial measures. SolarEdge has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures below.

SolarEdge’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate SolarEdge’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect SolarEdge’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in SolarEdge’s business, as it excludes charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating SolarEdge’s operating results and future prospects from the same perspective as management and in comparing financial results across accounting periods.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Diluted EPS

U.S. dollars in thousands (except share and per share data)

	Reconciliation of GAAP to non-GAAP Net income Year ended December 31,
	2025	2024
Net income (loss) (GAAP)	$(405,448)	$(1,806,357)
Revenues from finance component	(1,375)	(984)
Discontinued operation	17,101	28,214
Stock-based compensation	92,545	137,251
Amortization of stock-based compensation capitalized in inventories	2,701	3,138
Amortization and depreciation of acquired assets	2,742	8,017
Restructuring charges	5,144	20,934
Assets impairment and disposal by abandonment	5,998	251,823
Loss (gain) from assets sales	23,721	5,746
Certain litigation and other contingencies	—	(399)
Acquisition costs	—	9
Non cash interest expense	17,259	14,877
CTA reclassification upon liquidation of a foreign subsidiary	59,520	—
One-time foreign exchange impact from VAT settlement agreement	10,963	—
Currency fluctuation related to lease standard	10,430	(744)
Loss (gain) from sale of equity and debt investments	(2)	(2,966)
Loss (gain) from business combination	—	(1,125)
Gain from the repurchase of convertible notes	(146)	(15,456)
Gain From sale of private held companies	(3,862)	—
Loss from impairment of private held companies	21,438	5,000
Income tax adjustment	10	39,007
equity method adjustments	960	1,896
Net income (loss) (non-GAAP)	$(140,301)	$(1,312,119)

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	Reconciliation of GAAP to non-GAAP Net diluted earnings per share Year ended December 31,
	2025	2024
Net income (loss) per share (GAAP)	$ (6.88)	$ (31.64)
Revenues from finance component	(0.02)	(0.02)
Discontinued operation	0.29	0.49
Stock-based compensation	1.57	2.41
Amortization of stock-based compensation capitalized in inventories	0.05	0.05
Amortization and depreciation of acquired assets	0.04	0.14
Restructuring charges	0.09	0.37
Assets impairment and disposal by abandonment	0.10	4.41
Loss (gain) from assets sales	0.40	0.10
Certain litigation and other contingencies	—	(0.01)
Acquisition costs	—	0.00
Non cash interest expense	0.30	0.26
CTA reclassification upon liquidation of a foreign subsidiary	1.01	—
One-time foreign exchange impact from VAT settlement agreement	0.18	—
Currency fluctuation related to lease standard	0.18	(0.01)
Loss (gain) from sale of equity and debt investments	0.00	(0.05)
Loss (gain) from business combination	—	(0.02)
Gain from the repurchase of convertible notes	0.00	(0.27)
Gain From sale of private held companies	(0.07)	—
Loss from impairment of private held companies	0.36	0.09
Income tax adjustment	0.00	0.68
equity method adjustments	0.02	0.03
Net income (loss) per share (non-GAAP)	$ (2.38)	$ (22.99)

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Appendix B:

Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

Article X

LIABILITY OF DIRECTORS AND OFFICERS

Section 10.1          No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 10.2          Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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SOLAREDGE TECHNOLOGIES, INC. 1 HAMADA ST. HERZLIYA PITUACH 4673335 ISRAEL

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOW TO ACCESS PROXY MATERIALS ELECTRONICALLY OR SIGN UP FOR ELECTRONIC DELIVERY AND DONATE TO CONSERVATION INTERNATIONAL IN ONLY THREE EASY STEPS:

1. Go to www.proxyvote.com

2. Type in the 16-digit control number included on your enclosed voting card (in the box marked by the arrow) and click 'Get Started'

3. On the upper right side, click on ‘Delivery Settings’

Proxy materials and other stockholder communications will be sent to the email address provided. E-delivery will begin with the next communication. Your enrollment will remain in effect as long as you are a stockholder and your email account is active or until you choose to cancel.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V94184-P50803	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLAREDGE TECHNOLOGIES, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Avery More	☐	☐	☐

	1b.	Gilad Almogy	☐	☐	☐

	1c.	Betsy Atkins	☐	☐	☐

	1d.	Dana Gross	☐	☐	☐

	1e.	Guy Gecht	☐	☐	☐

	1f.	Yehoshua (Shuki) Nir	☐	☐	☐

	1g.	Yoram Tietz	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

3.	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).	☐	☐	☐

4.	Approval of the amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held on June 3, 2026:

The 2026 Notice and Proxy Statement and 2025
Annual Report are available at www.proxyvote.com.

V94185-P50803

SOLAREDGE TECHNOLOGIES, INC.
Hamada 1
Herzliya Pituach, Israel
Annual Meeting of Stockholders
June 3, 2026, 9:00 AM Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Shuki Nir and Dalia Litay, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of SolarEdge Technologies, Inc., to be held at 200 Park Avenue, New York, NY 10166-01936, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)